UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2 Wells Avenue

Newton, Massachusetts 02459

April 29, 2021

Dear Shareholder:

We cordially invite you to attend our 2021 Annual Meeting of Shareholders on Thursday, June 24, 2021 at 8:00 a.m. (Eastern Time). Due to the continued impact of COVID-19, we will host a virtual shareholder meeting conducted via live audio webcast. The virtual meeting format provides for an opportunity for participation from any location that is safe and convenient to an attendee, and we are committed to ensuring that our attendees have substantially the same opportunities to participate in a virtual setting as they would at an in-person meeting. You may attend the 2021 Annual Meeting of Shareholders by logging in at www.virtualshareholdermeeting.com/BFAM2021. For further information on how to participate in the meeting, please see “Information Regarding the Virtual Annual Meeting” in the Proxy Statement for our 2021 Annual Meeting of Shareholders (the “Proxy Statement”).

Pursuant to the Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we are posting our proxy materials on the Internet and delivering a Notice of Internet Availability of Proxy Materials (the “Notice”). This delivery process allows us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 29, 2021, we will begin mailing to our shareholders the Notice containing instructions on how to access the Proxy Statement and the 2020 Annual Report on Form 10-K as well as how to request a paper copy of these proxy materials by mail. The Notice also provides instructions on how to vote online. If you prefer, you can vote by mail or telephone by requesting a proxy card and following the instructions.

The Notice and the Proxy Statement accompanying this letter describe the business we will consider at the 2021 Annual Meeting of Shareholders. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the 2021 Annual Meeting of Shareholders virtually, we encourage you to consider the matters presented in the Proxy Statement and vote as soon as possible.

We hope that you will be able to join us on June 24th.

Sincerely,

Stephen H. Kramer

Chief Executive Officer and President

Bright Horizons Family Solutions Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 24, 2021

The 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Bright Horizons Family Solutions Inc. (the “Company” or “Bright Horizons”) will be held on Thursday, June 24, 2021 at 8:00 a.m. (Eastern Time). Due to the continued impact of COVID-19, this year’s Annual Meeting will be a virtual meeting and there will be no physical location for shareholders to attend. Shareholders may attend the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/BFAM2021. For further information on how to participate in the meeting, please see “Information Regarding the Virtual Annual Meeting” in the Proxy Statement.

The Annual Meeting will be held for the following purposes as further described in the Proxy Statement accompanying this notice:

•	To elect the four Class II director nominees specifically named in the Proxy Statement for a term of three years.

•	To approve, on an advisory basis, the compensation paid by the Company to its named executive officers.

•	To approve, on an advisory basis, the frequency of future advisory votes to approve the compensation paid by the Company to its named executive officers.

•	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.

•	To consider any other business properly brought before the meeting.

Shareholders of record at the close of business on April 26, 2021 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof.

To attend the Annual Meeting, you must demonstrate that you were a Bright Horizons shareholder as of the close of business on the record date of April 26, 2021, or hold a valid proxy for the Annual Meeting from such a shareholder. To be admitted to the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/BFAM2021 and enter your 16-digit control number included on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. We encourage you to log-on prior to the start time for the meeting. You will have the opportunity to vote your shares and ask questions at the Annual Meeting by following the instructions available on www.virtualshareholdermeeting.com/BFAM2021.

By Order of the Board of Directors,

John G. Casagrande

Secretary

Newton, Massachusetts

April 29, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to be Held on June 24, 2021

The Proxy Statement and 2020 Annual Report on Form 10-K are available at www.proxyvote.com. The Proxy Statement and 2020 Annual Report on Form 10-K are also available on the Investor Relations section of our website at www.brighthorizons.com under “Annual Meeting Materials.”

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

PROXY STATEMENT

2021 ANNUAL MEETING OF SHAREHOLDERS

June 24, 2021

8:00 a.m. (Eastern Time)

Information about the Annual Meeting

The Board of Directors (the “Board”) of Bright Horizons Family Solutions Inc. (the “Company” or “Bright Horizons”) is soliciting your proxy for the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) and at any reconvened meeting after postponement or adjournment of the Annual Meeting.

This Proxy Statement, the Notice of Internet Availability of Proxy Materials (the “Notice”), the proxy card and the Annual Report on Form 10-K for our fiscal year ended December 31, 2020 (“2020 Annual Report”) are being first mailed or released to shareholders on or about April 29, 2021. Our address is 2 Wells Avenue, Newton, Massachusetts 02459.

Information Regarding the Virtual Annual Meeting

•

Date and Time. The Annual Meeting will be held virtually on Thursday, June 24, 2021 at 8:00 a.m. (Eastern Time). The meeting will only be conducted via audio webcast. You will need your 16-digit control number provided on the Notice, proxy card or voting instruction form to attend.

•

Access to the Audio Webcast of the Annual Meeting. The audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. (Eastern Time). Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your computer audio system. The virtual meeting platform is fully supported across browsers (Firefox, Chrome, Edge and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the toll-free number or international number available on www.virtualshareholdermeeting.com/BFAM2021. Technicians will be ready to assist you with any technical difficulties beginning at 7:45 a.m. (Eastern Time) through the conclusion of the Annual Meeting.

•

How to Attend and Log-in Instructions. To attend the Annual Meeting, you must demonstrate that you were a Bright Horizons shareholder as of the close of business on the record date of April 26, 2021. To attend, log-in at www.virtualshareholdermeeting.com/BFAM2021. You will need your 16-digit control number included on the Notice, proxy card or voting instruction form. At the virtual meeting site, you may follow the instructions to vote, access the shareholders’ list and ask questions. We recommend that you log-in 15 minutes before the meeting to ensure you are online when the meeting starts. Beneficial shareholders (i.e., shareholders who hold shares in “street name”) will be provided instructions on how to attend the Annual Meeting on the voting instruction form provided by their broker, bank or other nominee and should reach out to their broker, bank or other nominee if they have not received such instructions or have questions.

•

Submitting Questions at the Annual Meeting. The virtual Annual Meeting format provides for an opportunity for participation from any location that is safe and convenient to an attendee, and we are committed to ensuring that our attendees have substantially the same opportunities to participate in a virtual setting as they would at an in-person meeting. Shareholders may submit questions, if any, during the Annual Meeting by logging onto www.virtualshareholdermeeting.com/BFAM2021 using your 16-digit control number. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Rules of Conduct including procedures for shareholder questions will be posted on the virtual meeting platform.

•

Voting Your Shares at the Annual Meeting. Unless you hold your shares in the Bright Horizons 401(k) Plan (the “401(k) Plan”), you may vote your shares at the Annual Meeting by following the instructions available on the meeting website during the meeting even if you have previously submitted your vote. If you hold your shares through a broker, your shares will not be voted unless (i) you provide voting instructions or (ii) the matter is one for which brokers have discretionary authority to vote. Of the matters to be voted on at the Annual Meeting, the only one for which brokers have discretionary authority to vote is Proposal 4 (Ratification of Appointment of Independent Registered Public Accounting Firm).

2021 Proxy Statement	|	1

Proxies, Voting Procedures and How to Vote

Your vote is important. You may vote in person in one of four ways: (1) on the Internet, (2) by using a toll-free telephone number, (3) by completing a proxy card or voting instruction form and mailing it in the envelope provided, or (4) online at the Annual Meeting.

Vote on the Internet	Vote by Telephone	Vote by Mail	Vote at the Annual Meeting
Visit the website listed on your Notice, proxy card or voting instruction form	Call the telephone number on your proxy card or voting instruction form	Sign, date and return your proxy card or voting instruction form	Attend the Annual Meeting at www.virtualshareholdermeeting. com/BFAM2021 and follow the instructions on the website

Both Internet and telephone voting provide easy-to-follow instructions and have procedures designed to authenticate your identity and permit you to confirm that your voting instructions are accurately reflected. If your shares are held through a broker, bank, trust or other holder of record, you may vote by Internet or telephone if your bank or broker makes those methods available, in which case the banks or brokers will enclose the instructions with this Proxy Statement. Alternatively, you may vote by signing and returning the proxy card. The Internet and telephone voting for shareholders of record will close at 11:59 p.m. (Eastern Time) on Wednesday, June 23, 2021. If your shares are held through a broker, bank, trust or other holder of record (i.e., in “street name”) and Internet or telephone voting is made available to you, these may close sooner than voting for shareholders of record. If you are a participant in the 401(k) Plan, your vote will serve as the voting instruction to the trustee of the plan for all shares you own through the 401(k) Plan. Shares of our common stock held in our 401(k) Plan must be voted on or before 11:59 p.m. (Eastern Time) on Monday, June 21, 2021. The trustee of our 401(k) Plan will vote shares for which timely instructions are not received in the same proportion as shares for which voting instructions were received under the 401(k) Plan.

The method by which you vote will not limit your right to vote at the Annual Meeting if you later decide to attend. You may revoke your proxy at any time before it is voted by voting later by telephone or Internet, returning a later-dated proxy card or voting instruction form, delivering a written revocation to the Corporate Secretary of Bright Horizons at the address above or by voting online at the Annual Meeting.

If you vote your shares by mail, telephone or Internet, your shares will be voted in accordance with your instructions. If you do not indicate specific choices when you vote by mail, telephone or Internet, your shares will be voted “FOR” the proposals as the Board recommends.

Shareholders Entitled to Vote

Shareholders of record at the close of business on April 26, 2021 are entitled to vote at the meeting. As of April 26, 2021, there were 61,029,075 shares of common stock outstanding and each share is entitled to one vote. Common stock is the only class of securities eligible to vote at the Annual Meeting. There are no cumulative voting rights.

A list of shareholders entitled to vote at the Annual Meeting will be available 10 days prior to the meeting. Due to COVID-19, you may contact Investor Relations under “Resources” in the Investor Relations section of our website, www.brighthorizons.com, and we will arrange for you to inspect the list. The list of shareholders will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/BFAM2021.

Quorum and Voting Requirements

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares outstanding and entitled to vote for the election of directors is necessary to constitute a quorum for all purposes.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. Brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares normally have discretion to vote such shares on routine matters, such as the

2	|	Bright Horizons

ratification of an independent registered public accounting firm, but do not have such discretion to vote on non-routine matters. Broker non-votes generally occur when the beneficial owner of shares held by a broker does not give the broker voting instructions on a non-routine matter. Proposals 1, 2 and 3 are non-routine matters and brokers are not permitted to vote your shares without instruction. Brokers are permitted to vote your shares without voting instructions on Proposal 4 (Ratification of Appointment of Independent Registered Public Accounting Firm).

Required Vote – Election of Directors

To elect directors under Proposal 1, our Amended and Restated By-laws (the “By-laws”) require that a director nominee be elected by a majority of votes cast in all elections other than a contested election of directors (as defined in our By-laws). This means a nominee will be elected to the Board if the votes cast “for” exceed the votes cast “against” such nominee’s election. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.

Required Vote – Advisory Vote on Executive Compensation

The affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for approval with respect to the advisory vote on executive compensation. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote.

Required Vote – Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

The frequency which receives the highest number of votes cast by the shareholders entitled to vote at the Annual Meeting will be viewed as the advisory vote on the frequency of future advisory votes on executive compensation. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote.

Required Vote – Ratification of Appointment of Independent Auditors

The affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. Abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote. Because the New York Stock Exchange (the “NYSE”) considers the ratification of the independent auditors to be routine, a broker holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner.

Board of Directors’ Recommendations

The Board recommends a vote:

☑	FOR the election of each of the Class II nominees for director.	See page 5

☑	FOR the advisory vote on compensation paid by the Company to its named executive officers.	See page 51

☑	FOR 1 YEAR on the advisory vote on the frequency of future advisory votes on compensation paid by the Company to its named executive officers.	See page 52

☑	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.	See page 56

Electronic Delivery of Proxy Materials

The Company uses the Securities and Exchange Commission (“SEC”) rule permitting companies to furnish proxy materials to their shareholders via the Internet. In accordance with this rule, on or about April 29, 2021, we sent to shareholders of record at the close of business on April 26, 2021 a Notice, which includes instructions on how to access this Proxy Statement and our 2020 Annual Report, and how to vote online for the Annual Meeting. If you received a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.

This Proxy Statement and our 2020 Annual Report are available on the Investor Relations section of our website at www.brighthorizons.com under “Annual Meeting Materials.” If you would like to help reduce the environmental impact of our annual meetings and our costs of printing and mailing future materials, you can agree to access these documents in the future over the Internet rather than receiving printed copies in the mail.

If you are a shareholder of record, to consent to electronic delivery and receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet visit www.proxyvote.com and follow the instructions. When prompted, indicate that you agree to receive and access proxy materials electronically in future

2021 Proxy Statement	|	3

years. Once you enroll, you will receive all future mailings via electronic delivery until you elect to cancel your enrollment by following the instructions provided on the website.

If you hold our common stock through a broker, bank, trust or other holder of record, please refer to the information provided by your broker, bank, trust or other holder of record regarding the availability of electronic delivery. If you hold our common stock through a broker, bank, trust or other holder of record and you have elected electronic access, you will receive information from your broker, bank, trust or other holder of record containing the Internet address for use in accessing this Proxy Statement and the 2020 Annual Report.

Once you sign up, you will continue to receive proxy materials electronically until you revoke this preference.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to be Held on June 24, 2021

This Proxy Statement and the 2020 Annual Report are available at www.proxyvote.com.

This Proxy Statement and the 2020 Annual Report are also available on the Investor

Relations section of our website at www.brighthorizons.com under “Annual Meeting Materials.”

4	|	Bright Horizons

PROPOSAL 1

ELECTION OF DIRECTORS

Bright Horizons has a classified Board currently consisting of four directors with terms expiring in 2021 (Class II), three directors with terms expiring in 2022 (Class III), and three directors with terms expiring in 2023 (Class I). At each annual meeting of shareholders, directors in one class are elected for a full term of three years to succeed those directors whose terms are expiring. For information on the recent retirement of our founders from the Board, please see “Board Refreshment in 2021” elsewhere in this Proxy Statement.

This year, four Class II director nominees will stand for election to a three-year term expiring at the 2024 annual meeting. The persons named as proxies will vote to elect Julie Atkinson, Jordan Hitch, Laurel J. Richie and Mary Ann Tocio as directors unless your proxy is marked otherwise. Each of these nominees has indicated his or her willingness to serve, if elected, and as of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director. In the event any nominee is unable to serve as a director at the time of the Annual Meeting, the shares of common stock represented by proxies may be voted for a substitute nominee, if any, who may be designated by the Board to fill the vacancy.

We seek nominees with established strong professional reputations, business acumen and experience in multi-site operations and/or contracted business services in the child care, employee benefits and work/life solutions industry. We also seek nominees with experience in substantive areas that are important to our business such as international operations; accounting, finance and capital structure; strategic planning and leadership of complex organizations; human resources and development practices; marketing strategy; and innovation.

The below nominees have substantial leadership, management, and industry expertise. The diversity of experience of these nominees, as illustrated by the skills described in their biographies below, help drive our strategic priorities. Each nominee brings a unique perspective to our Board that we believe is invaluable.

Nominees for Election for Terms Expiring in 2024 (Class II Directors)

The individuals listed below, Julie Atkinson, Jordan Hitch, Laurel J. Richie and Mary Ann Tocio, have been nominated and are standing for election at this year’s Annual Meeting. If elected, they will hold office until our 2024 annual meeting of shareholders and until their successors are duly elected and qualified. All of these directors, with the exception of Ms. Richie, who joined the Board in 2019, were previously elected to the Board by shareholders.

This year’s nominees are all independent. Each nominee holds or has held senior executive positions in large, complex organizations or with businesses within our industry, and have a broad range of experience that spans different industries and sectors. Each nominee has experience serving on boards and committees of other public companies and all nominees possess an understanding of public company corporate governance practices and trends. All of our nominees have served the Board previously, which has provided them with significant exposure to both our business and the industry in which we compete. Our nominees bring to our Board a variety of skills, qualifications and viewpoints that both strengthen their ability to carry out their oversight role on behalf of our shareholders and bring richness to Board deliberations.

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We believe that all our nominees possess the professional and personal qualifications necessary for board service, and we have highlighted particularly noteworthy attributes and qualifications for each director in the individual biographies below.

Julie Atkinson Age: 47 Director since 2017 Member, Nominating and Corporate Governance Committee

Ms. Atkinson has served as Chief Marketing Officer for Chopt Creative Salad Company since October 2019. She previously served as Senior Vice President, Global Digital at Tory Burch LLC from February 2017 to February 2018. Prior to joining Tory Burch, Ms. Atkinson served in various leadership roles at Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), most recently as Senior Vice President, Global Digital from November 2014 to January 2017 and as Vice President of Global Online Distribution from September 2012 until November 2014. Prior to joining Starwood, Ms. Atkinson held multiple roles at Travelocity including marketing and operations. Ms. Atkinson currently serves on the board of directors of Ventoux CCM (Nasdaq: VTAQU).

Ms. Atkinson’s valuable experience and background in marketing, digital growth strategy, operations and e-commerce make her a key resource for the Board.

Jordan Hitch Age: 54 Director since 2008 Chair, Compensation Committee Member, Nominating and Corporate Governance Committee

Mr. Hitch is currently an active private investor in a wide range of early stage growth companies and renewable infrastructure projects. Previously, Mr. Hitch was a Managing Director at Bain Capital LLP (“Bain Capital”) for 18 years. Mr. Hitch served as a Senior Advisor to Bain Capital following his departure from the firm in 2015 until 2017. Prior to joining Bain Capital, Mr. Hitch was a consultant at Bain & Company where he worked in the financial services, healthcare and utility industries. Mr. Hitch currently serves on the board of directors of Burlington Stores, Inc. (NYSE: BURL).

Mr. Hitch’s significant professional experience in, and knowledge of, corporate finance, strategic development and capital markets strengthen the collective qualifications, skills and experience of the Board.

6	|	Bright Horizons

Laurel J. Richie Age: 62 Director since 2019 Chair, Nominating and Corporate Governance Committee Member, Audit Committee

Ms. Richie served as President of the Women’s National Basketball Association LLC (“WNBA”), from May 2011 to November 2015. Prior to her appointment in 2011 to the WNBA, she served as Chief Marketing Officer of Girl Scouts of the United States of America from 2008 to 2011. From 1984 to 2008, she held various positions at Ogilvy & Mather, including Senior Partner and Executive Group Director and founding member of the agency’s Diversity Advisory Board. Ms. Richie was named one of the 25 Most Influential Women in Business by The Network Journal, awarded Ebony magazine’s Outstanding Women in Marketing and Communications Award, and named to Ebony’s Power 100 List. She has also been recognized by Black Enterprise magazine as one of the Most Influential African Americans in Sports and by Savoy magazine as one of the Most Influential Black Corporate Directors. Ms. Richie is a former Trustee of the Naismith Basketball Hall of Fame. She currently serves as a director of Synchrony Financial (NYSE: SYF) and as a member of their Management Development and Compensation Committee and Nominating and Corporate Governance Committee and as a director of Hasbro, Inc. (Nasdaq: HAS) and as a member of their Compensation Committee and Nominating, Governance and Social Responsibility Committee. She also serves as chair of the Board of Trustees at Dartmouth College and as a leadership consultant to Fortune 100 C-suite executives.

Ms. Richie’s executive management and leadership experience, her strategic and operational expertise, her considerable background in communications, brand development and marketing and her experience serving on Governance and Social Responsibility Committees make her an important member of the Board.

Mary Ann Tocio Age: 73 Director since 2001

Ms. Tocio served as Chief Operating Officer of the Company from 1998 and as President and COO from June 2000 until her retirement in June 2015. Ms. Tocio joined Bright Horizons in 1992 as Vice President and General Manager of Child Care Operations, and served as Chief Operating Officer from November 1993 until the merger with CorporateFamily Solutions, Inc. in July 1998. Ms. Tocio has more than 30 years of experience managing multi-site service organizations, more than 20 years of which were with the Company. She was previously the Senior Vice President of Operations for Health Stop Medical Management, Inc. Ms. Tocio currently serves as a member of the board of directors of Burlington Stores, Inc. (NYSE: BURL) and previously served on the board of Civitas Solutions, Inc. (The MENTOR Network) (NYSE: CIVI) from October 2015 to March 2019 and the board of Mac-Gray Corporation (NYSE: TUC) from 2006 to 2013.

Ms. Tocio’s significant leadership and operational experience, including as former President and Chief Operating Officer of the Company, and her expertise with managing complex and growing organizations as well as other public company board experience render her an invaluable resource as a director.

Vote Required

The Company has a majority voting requirement for the uncontested election of directors, which increases our Board’s accountability to our shareholders. A majority of the votes cast at the meeting will be required for the election of each of the Class II director nominees. A nominee for director will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. Broker non-votes and abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the outcome of the election of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES AS DIRECTOR.

2021 Proxy Statement	|	7

Biographies of Directors Not Standing for Election

Directors with Terms Expiring in 2022 (Class III Directors)

Lawrence M. Alleva Age: 71 Director since 2012 Chair, Audit Committee Member, Compensation Committee

Mr. Alleva is a Certified Public Accountant (inactive) and spent his professional career with PricewaterhouseCoopers LLP (“PwC”), including 28 years as a partner, from 1971 until his retirement in 2010. At PwC he served clients ranging from Fortune 500 and multinational companies to rapid-growth companies pursuing initial public offerings. Mr. Alleva also served in a senior national leadership role for PwC’s Ethics and Compliance Group to manage the design and implementation of best practice procedures, internal controls and monitoring activities, including PwC’s response to inspection reports issued by the Public Company Accounting Oversight Board. Mr. Alleva currently serves as a director and chair of the audit committees of Adaptimmune Therapeutics PLC (Nasdaq: ADAP), Mersana Therapeutics Inc. (Nasdaq: MRSN) and Galera Therapeutics, Inc. (Nasdaq: GRTX) as well as a member of the Galera Compensation Committee. He previously served in a similar capacity as audit chair for Tesaro Inc. (Nasdaq: TSRO), Mirna Therapeutics, Inc. (Nasdaq: MIRN) and GlobalLogic, Inc. He served as a trustee of Ithaca College for over 20 years, including in the vice-chair role for 10 years.

Mr. Alleva brings valuable experience to the Board through his audit assurance and Sarbanes-Oxley Act expertise, and his professional focus on areas such as corporate governance, business strategy, risk, internal controls and financial reporting best practices.

Joshua Bekenstein Age: 62 Director since 1986 Member, Compensation Committee

Mr. Bekenstein has been a Managing Director at Bain Capital since 1986. Prior to joining Bain Capital in 1984, Mr. Bekenstein spent several years at Bain & Company, where he was involved with companies in a variety of industries. Mr. Bekenstein serves as a director of Canada Goose Holdings Inc. (NYSE: GOOS), BRP Inc. (TSX: DOO), The Michaels Companies, Inc. (Nasdaq: MIK), and Dollarama Inc. (OTC: DLMAF). He previously served on the boards of Burlington Stores, Inc. (NYSE: BURL), and Waters Corporation (NYSE: WAT), each until March 2017.

Mr. Bekenstein brings to the Board many years of experience both as a senior executive of a large investment firm and as a director of public companies in various business sectors.

David H. Lissy Age: 55 Director since 2001 Chair of the Board

Mr. Lissy is the current Chair of the Board. He served as Executive Chairman of the Company from January 2018 through December 2019 and has served as a director of the Company since 2001. Mr. Lissy served as Chief Executive Officer of the Company from January 2002 to January 2018 and previously served as Chief Development Officer from July 1998 until January 2002 and as Executive Vice President from June 2000 to January 2002. He joined Bright Horizons in August 1997 as Vice President of Development. Prior to joining Bright Horizons, Mr. Lissy served as senior vice president/general manager at Aetna U.S. Healthcare in the New England region. Mr. Lissy has served on the board of Redfin Corporation (Nasdaq: RDFN) since 2018 and as chair since 2020. He also serves on the boards of private companies, BeneLynk, Inc. and Scripta Insights, Inc., Jumpstart and as chair of the board of trustees of Ithaca College.

Mr. Lissy’s prior experience, his leadership at many charitable, business services and educational organizations, and his leadership and prior management of the Company provide him with the considerable experience and breadth of management skills to serve as Chair of the Board.

8	|	Bright Horizons

Directors with Terms Expiring in 2023 (Class I Directors)

Stephen H. Kramer Age: 50 Director since 2018 Chief Executive Officer and President

Mr. Kramer has served as Chief Executive Officer and a director of the Company since January 2018 and as President of the Company since January 2016. Mr. Kramer served as the Chief Development Officer from January 2014 until January 2016 and as Senior Vice President, Strategic Growth & Global Operations from January 2010 until December 2013. He served as Managing Director, Europe from January 2008 until December 2009. He joined Bright Horizons in September 2006 through the acquisition of College Coach, which he co-founded and led for eight years.

Mr. Kramer’s long career with Bright Horizons and his leadership and management of the Company’s day-to-day operations and strategic direction provides the Board with a deeper understanding of the Company’s business processes, strategic plan and operations making him a necessary and vital member of the Board.

Dr. Sara Lawrence-Lightfoot Age: 76 Director since 1993 Member, Nominating and Corporate Governance Committee

Dr. Lawrence-Lightfoot, a MacArthur winning sociologist, is the Emily Hargroves Fisher Research Professor of Education at Harvard University and has been on the faculty since 1972. She retired from teaching in 2019. She is the first African American woman in Harvard’s history to have an endowed chair named in her honor. Dr. Lawrence-Lightfoot served as a director of the John D. and Catherine T. MacArthur Foundation from 1991 to 2007 and as chair from 2001 to 2007. She was deputy chair of the board of directors of Atlantic Philanthropies, where she served from 2007 to 2020, and previously served as chair of the Academic Affairs Committee of the board of trustees of Berklee College of Music from September 2007 until March 2012. She was re-elected to the Berklee board of trustees in March 2014 and continues to serve. She served as trustee of the WGBH Educational Foundation from 2001 through 2019.

Dr. Lawrence-Lightfoot’s extensive research and expertise in child development, teacher training, classroom structures and processes, curriculum development, parent/teacher relationships, educational policies and organizational structures and her position in academia provide an invaluable and unique perspective to the Board.

Cathy E. Minehan Age: 74 Director since 2016 Member, Audit Committee

Ms. Minehan has been the Managing Director of Arlington Advisory Partners LLC, a private company, since 2016. Ms. Minehan retired as Dean of the School of Management of Simmons College in June 2016 having held that position since August 2011. Ms. Minehan retired from the Federal Reserve Bank of Boston in July 2007, after serving 39 years with the Federal Reserve System. From July 1994 until her retirement, she was the President and Chief Executive Officer of the Federal Reserve Bank of Boston and served on the Federal Open Market Committee. She also was the first Vice President and Chief Operating Officer of the Federal Reserve Bank of Boston from July 1991 to July 1994. Ms. Minehan currently serves on the board of directors and chairs the audit committee of MITRE, a federally funded research and development corporation. She is also a trustee of the Brookings Institution, an honorary trustee and chair of the Nominations and Governance Committee of Massachusetts General Hospital’s board of trustees, co-chair of the Institutional Conflict Committee of Partners Healthcare System, co-chair of the Boston Women’s Workforce Council, chair of the board of the Museum of Fine Arts Boston, president of the National Association of Corporate Directors New England Chapter and vice chair of WGBH. She previously served on the board of directors of Visa, Inc. (NYSE: V) and as a member of its audit committee, from November 2007 to January 2017, and the board of directors of MassMutual Life Insurance Company, a private company, from 2009 to 2017. Ms. Minehan is also a member of the University of Rochester’s board of trustees and is an elected fellow of the American Academy of Arts and Sciences.

Ms. Minehan, through her past leadership roles, her financial knowledge and her experience with risk management issues and best practices for audit committees and boards as well as her long-tenure with the Federal Reserve System, lends considerable financial, risk management, policy-making and operational expertise to the Board.

2021 Proxy Statement	|	9

DIRECTOR COMPENSATION

The Company’s director compensation program for non-employee directors, as further described below, is intended to be competitive in attracting and recruiting new Board candidates and to align our directors’ interests with those of our shareholders.

Annual Cash Compensation

Our non-employee directors receive an annual retainer of $50,000 for their service on the Board and receive the following additional annual retainers for their service on Board committees:

Committee	Chair(1)	Member
Audit Committee	$25,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Corporate Governance Committee	$10,000	$5,000
Special Committee	$2,500	$2,500

(1)    Committee Chairs do not receive a committee member retainer.

If a non-employee director does not serve on the Board or a Board committee for the full year, the Board and any applicable committee retainers and equity grants, as described below, are generally pro-rated.

The current non-employee Chair of the Board, Mr. Lissy, receives a total annual retainer of $225,000 in recognition of the leadership, expertise, and industry experience that he brings to the role as well as his counsel and assistance on various strategic initiatives. Mr. Lissy also receives medical, dental and supplemental disability insurance.

Changes to Director Compensation in 2020

Due to the impact of COVID-19 on the Company’s operations, including the temporary closure of Bright Horizons centers, members of the Board voluntarily agreed to reduce or forgo their annual cash retainers effective April 1, 2020. These changes to the directors’ cash retainers were to remain in place until the earlier of December 31, 2020 or such time as a majority of the Bright Horizons centers that temporarily closed as a result of COVID-19 reopened. On August 31, 2020, a majority of Bright Horizons centers had reopened and Board compensation was reinstated. Please refer to footnote (1) to the Director Compensation Table below for more information.

Annual Equity Grant

Each non-employee director receives an annual equity grant of restricted stock units (“RSUs”) valued at $100,000 and our Chair receives an annual equity grant of RSUs valued at $150,000, with the number of stock units determined by dividing the grant value by the closing price of the Company’s common stock on the NYSE on the date of grant. These RSUs are fully vested on the grant date and are settled on the earliest of (1) the director’s termination of service as a member of the Board, (2) the fifth anniversary of the grant date, or (3) a change of control of the Company.

Expense Reimbursements

The Company reimburses Board members for reasonable out-of-pocket expenses incurred in attending Board and Board committee meetings.

Stock Ownership Guidelines

The Board has adopted minimum stock ownership guidelines for non-employee directors. Non-employee directors are expected to own Company shares with a market value equal to five times (5x) the annual Board cash retainer and have five years from the later of (1) May 2016 (the date of adoption) or (2) the date of their appointment to the Board, to achieve this threshold.

As of December 31, 2020, all our non-employee directors met or exceeded this stock ownership requirement.

10	|	Bright Horizons

2020 Director Compensation

The following table sets forth information concerning the compensation earned by our non-employee directors during the fiscal year ended December 31, 2020 (“fiscal 2020”). Compensation for Mr. Kramer in fiscal 2020, as Chief Executive Officer, is included in the “Summary Compensation Table” and the supplemental tables under the heading “Executive Compensation” included elsewhere in this Proxy Statement. Mr. Kramer did not receive any additional compensation for serving on the Board during fiscal 2020.

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	All Other Compensation ($)(5)	Total ($)
Lawrence M. Alleva	48,125	100,000	—	148,125
Julie Atkinson	32,084	100,000	—	132,084
Joshua Bekenstein	33,542	100,000	—	133,542
Roger H. Brown(6)	29,167	100,000	—	129,167
Jordan Hitch	40,834	100,000	—	140,834
Marguerite Kondracke(6)	35,000	100,000	—	135,000
Dr. Sara Lawrence-Lightfoot	50,000	100,000	—	150,000
David H. Lissy	131,250	150,000	14,032	295,282
Linda A. Mason(6)	29,167	100,000	—	129,167
Cathy E. Minehan	35,000	100,000	—	135,000
Laurel J. Richie	35,000	100,000	—	135,000
Mary Ann Tocio	29,167	100,000	—	129,167

(1)

Due to the impact of COVID-19 on the Company, beginning April 1, 2020, Dr. Lawrence-Lightfoot agreed to forgo $5,000 of her annual cash retainer and all other Board members agreed to forgo their annual cash retainers, in each case, until the earlier of December 31, 2020 or such time as a majority of the Bright Horizons centers that temporarily closed had reopened. On August 31, 2020, a majority of Bright Horizons centers had reopened and Board compensation was reinstated.

(2)

There were no stock option awards granted to our non-employee directors in fiscal 2020. As of December 31, 2020, the following non-employee directors held the following options to purchase shares of our common stock: David H. Lissy—4,500 options and Mary Ann Tocio—49,135 options (each representing options received previously as officers of the Company). No other Board members held options to purchase shares of our common stock as of December 31, 2020. As of December 31, 2020, Mr. Lissy held 43,100 shares of purchased restricted stock representing awards received previously as an officer of the Company. No other Board members held shares of purchased restricted stock as of December 31, 2020.

(3)

Amounts shown reflect the fair value of RSUs granted to our non-employee directors in 2020, based on the intrinsic value of the awards as determined in accordance with FASB ASC Topic 718. Refer to Note 14 to our audited consolidated financial statements included in our 2020 Annual Report for additional information.

(4)

As of December 31, 2020, Messrs. Alleva, Bekenstein, Brown and Hitch and Mses. Kondracke, Mason, Minehan and Tocio, and Dr. Lawrence-Lightfoot each held 4,747 RSUs, Ms. Atkinson held 2,997 RSUs, Ms. Richie held 1,738 RSUs and Mr. Lissy held 1,202 RSUs. All RSUs are fully vested on the grant date and are settled as described above.

(5)

Amounts shown in the “All Other Compensation” column include: $11,719 reflecting the director portion of Mr. Lissy’s medical and dental benefits that the Company paid on his behalf during the period Mr. Lissy elected to forgo his annual cash retainer as described above and $2,313 in supplemental disability insurance premiums paid by the Company on behalf of Mr. Lissy during fiscal 2020.

(6)	Mr. Brown and Mses. Kondracke and Mason retired from the Board effective March 31, 2021.

2021 Proxy Statement	|	11

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board Refreshment in 2021

On December 15, 2020, Ms. Linda Mason, Ms. Marguerite Kondracke and Mr. Roger Brown, the founders of the Company, each informed the Board of their intent to retire from the Board effective March 31, 2021. Mses. Mason and Kondracke and Mr. Brown provided for a future retirement date in order to allow for a seamless transition for the Board. Following their retirement, the Board reduced its size to 10 members and reclassified the Board into three classes of nearly equal size to balance the membership among the classes of directors. To effect this change, Mr. Lissy was reclassified as a Class III director and will stand for reelection at the annual meeting of shareholders in 2022 making him eligible for reelection one year earlier than currently scheduled.

In connection with the founders’ retirements, Ms. Richie replaced Ms. Kondracke as Chair of the Nominating and Corporate Governance Committee.

In recognition of their longstanding and distinguished service to the Company and the Board, the Board appointed Mses. Mason and Kondracke and Mr. Brown each as a Director Emeritus of the Company, effective as of March 31, 2021. Director Emeritus is an honorary designation and is not considered a director of the Company.

Our Board wishes to thank Mses. Mason and Kondracke and Mr. Brown for their long-standing service and many years of invaluable guidance to the Company.

Board Structure

We have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each with the composition and responsibilities described below. Each committee operates under a charter that has been approved by the Board. A copy of each charter can be found under “Corporate Governance—Governance Documents” in the Investor Relations section of our website, www.brighthorizons.com. The members of each committee are appointed by the Board and each member serves until his or her successor is elected and qualified, unless he or she is earlier removed or resigns.

The Board is composed of a majority of independent directors, and our standing committees, Audit, Compensation and Nominating and Corporate Governance, are composed entirely of independent directors as defined under applicable rules of the NYSE (the “NYSE Rules”) and the rules of the SEC. For information on our director independence, please see “Board Independence” elsewhere in this Proxy Statement.

Board Meetings, Executive Sessions and Presiding Director

The Board and its committees meet periodically throughout the year to oversee management of the Company’s business and affairs for the benefit of its shareholders. During 2020, the Board held six meetings and acted by written consent two times and also had periodic in-person and written updates with respect to the impact of COVID-19 on the Company. During 2020, each director attended at least 75% of the total Board and Committee meetings on which he or she served during the periods that he or she served. We encourage, but do not require, our directors to attend annual meetings of shareholders and, in 2020, nine of our directors attended.

Periodically, throughout the year, the independent directors meet in executive session without members of management present. These meetings allow independent directors to discuss issues of importance to the Company, including the business and affairs of the Company as well as matters concerning management, without any member of management present. In 2020, executive sessions of independent directors were presided over by Ms. Mason, an independent director and our former Chair and, beginning in 2021, executive sessions of independent directors are presided over by Mr. Hitch, an independent director.

Committees and Committee Composition

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. From time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The Board has delegated various responsibilities and authorities to these committees, as described below and in the committee charters. The committees periodically report on their activities and actions to the Board.

12	|	Bright Horizons

The table below provides information about the current membership of these committees:

Current Committee Membership

Director	Class	Current Term	Independent	Audit	Compensation	Nominating and Corporate Governance
Lawrence M. Alleva	III	2022	☑		☑
Julie Atkinson	II	2021	☑			☑
Joshua Bekenstein	III	2022	☑		☑
Jordan Hitch	II	2021	☑			☑
Stephen H. Kramer	I	2023
Dr. Sara Lawrence-Lightfoot	I	2023	☑			☑
David H. Lissy(1)	III	2022
Cathy E. Minehan	I	2023	☑	☑
Laurel J. Richie(2)	II	2021	☑	☑
Mary Ann Tocio	II	2021	☑
Number of meetings during fiscal 2020				9	4	3
Action by written consent during fiscal 2020				1	2	—

= Chair
(1)

Effective March 31, 2021 and in connection with the retirements of Mses. Mason and Kondracke and Mr. Brown, Mr. Lissy was reclassfied as a Class III director for the sole purpose of maintaining as equal class sizes as possible.

(2)

Effective March 31, 2021, Ms. Richie was appointed to serve on the Nominating and Corporate Governance Committee as Chair to replace Ms. Kondracke as Chair who retired from the Board effective March 31, 2021.

Audit Committee
Members: Lawrence M. Alleva, Chair | Cathy E. Minehan | Laurel J. Richie
Audit Committee Financial Experts: Lawrence M. Alleva | Cathy E. Minehan

The Audit Committee’s purpose, roles and responsibilities are set forth in a written Audit Committee charter adopted by the Board, which can be found in the Investor Relations section of our website at www.brighthorizons.com under “Corporate Governance—Governance Documents.” The Audit Committee’s purpose is to assist the Board in its oversight of (i) the integrity of the consolidated financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) the performance of the Company’s internal audit function and independent auditor, and (v) the Company’s internal control over financial reporting. The Audit Committee’s primary duties and responsibilities are to:

•

Appoint, evaluate, oversee, retain, compensate, terminate and change the registered public accounting firm for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us. The registered public accounting firm reports directly to the Audit Committee.

•	Pre-approve all auditing services, internal control-related services and permissible non-audit services to be performed for us by our independent auditor.

•

Review and discuss with management and the independent auditor the annual audited and quarterly unaudited financial statements, including reviewing specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Review and discuss reports from the independent auditor with regard to critical accounting policies and practices used in such financial statements.

•	Review and discuss the critical audit matters.

•	Review and approve related party transactions.

•

Review and discuss with management, internal auditors and the independent auditor any material issues regarding accounting principles and financial statement presentations made in connection with the preparation of our financial statements, including any significant changes in our selection or application of accounting principles.

•

Review and discuss with management, internal auditors and the independent auditor the adequacy of our internal controls and any special steps or remedial measures adopted in light of any identified material weaknesses or significant deficiencies.

•

Review and discuss with management and the Board the Company’s enterprise risk assessment and management and periodically discuss with management the Company’s major financial and accounting risks as well as risk assessments with respect to cybersecurity and data protection.

2021 Proxy Statement	|	13

The Board has determined that all of the members are independent directors pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE Rules. All of our members are financially literate and Mr. Alleva and Ms. Minehan are also each considered an “audit committee financial expert” within the meaning of the applicable rules of the SEC. The Audit Committee’s Report is included on page 53 of this Proxy Statement.

Compensation Committee
Members: Jordan Hitch, Chair | Lawrence M. Alleva | Joshua Bekenstein

The Compensation Committee’s purpose, roles and responsibilities are set forth in a written Compensation Committee charter adopted by the Board, which can be found in the Investor Relations section of our website at www.brighthorizons.com under “Corporate Governance—Governance Documents.” The Compensation Committee’s primary duties and responsibilities are to:

•

Assist the Board in fulfilling its responsibilities relating to oversight of the compensation of our directors, executive officers and other employees and the administration of our benefits and equity-based compensation programs.

•	Approve the compensation plans, policies and programs and approve specific compensation levels for our executive officers.

•	Review and recommend the compensation structure for directors.

•	Assist the Board in developing and evaluating potential candidates for executive positions (including the Chief Executive Officer) and oversee the development of executive succession plans.

•	Make recommendations regarding employee incentive compensation plans and equity-based plans.

•	Review risks related to executive compensation and the design of compensation plans.

•	Oversee compliance with shareholder approval of executive compensation matters, including advisory votes.

The Board has determined that all of the members are independent directors pursuant to NYSE Rules. The Compensation Committee does not currently use a compensation consultant. Pursuant to its charter and the Company’s 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated (the “Equity Plan”), the Compensation Committee has the authority to delegate to one or more Board members or subcommittees any of its duties and responsibilities, and to delegate to officers, the power to grant awards, when appropriate. The Compensation Committee, in its role as administrator under the Equity Plan, approved the delegation of authority to Mr. Kramer, a Board member and the Company’s Chief Executive Officer, to grant equity awards, among other actions, under the Equity Plan within certain specified parameters.

Nominating and Corporate Governance Committee
Members: Laurel J. Richie, Chair | Julie Atkinson | Jordan Hitch | Dr. Sara Lawrence-Lightfoot

The Nominating and Corporate Governance Committee’s purpose, roles and responsibilities are set forth in a written charter adopted by the Board, which can be found in the Investor Relations section of our website at www.brighthorizons.com under “Corporate Governance—Governance Documents.” The Nominating and Corporate Governance Committee’s primary duties and responsibilities are to:

•	Identify individuals qualified to become members of the Board.

•	Recommend to the Board director nominees for the next shareholders’ meeting.

•	Recommend to the Board committee composition.

•	Review the Company’s Corporate Governance Guidelines.

•	Oversee director orientation and continuing education.

•	Review proposals submitted by shareholders.

•	Provide oversight, monitor and review the Company’s Environmental, Social & Governance (“ESG”) strategy, initiatives and policies, including receiving periodic reports regarding ESG efforts.

•	Assist the Board in oversight of the Company’s human capital management policies, strategies and initiatives, including diversity, equity and inclusion.

•	Oversee the Board’s annual self-assessment.

The Board has determined that all of the members are independent directors pursuant to NYSE Rules.

14	|	Bright Horizons

Board Leadership

While the Board has no set policy with respect to the separation of the offices of Chair and Chief Executive Officer and may review these offices from time to time, the Board has a long-standing practice of separating the offices of the Chair and the Chief Executive Officer. Such a review was conducted during the succession-management process relating to the appointment in 2018 of Mr. Kramer as Chief Executive Officer and Mr. Lissy as Executive Chairman and again, in 2019, when the Board considered Mr. Lissy’s transition from Executive Chairman to non-employee Chair. As a result of these reviews, the Board has determined to continue to separate the roles of Chair (now held by a non-employee director) and Chief Executive Officer.

The Board believes that the separate roles are currently in the best interest of Bright Horizons and its shareholders. Mr. Lissy has wide-ranging, in-depth knowledge of our business arising from his many years of service to Bright Horizons and, as a result, provides effective leadership and stewardship for the Board. This structure permits Mr. Kramer to devote his attention to leading Bright Horizons and focusing on the Company’s strategic direction and day-to-day leadership and performance of our business and operations.

Succession Planning

The Compensation Committee and the full Board periodically review succession planning for the Chief Executive Officer and other senior leadership positions. These reviews include consideration and assessment of the most promising leadership talent throughout the Company, and roles in which external candidates may need to be considered. The Board’s commitment to developing a strong succession plan for executive officer roles was evident in December 2019 when it appointed Maribeth Bearfield, Chief Human Resource Officer, and John G. Casagrande, General Counsel and Secretary, as executive officers in connection with the transition of David H. Lissy from Executive Chairman to non-employee Chair effective December 31, 2019 and other recent leadership changes.

Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention risks that are material to Bright Horizons. The Board has oversight responsibility for the systems established to report and monitor the most significant risks applicable to Bright Horizons. The Board administers its risk oversight role directly and through its committee structure and the committees’ periodic reports to the Board.

The Board reviews strategic, financial and execution risks and exposures associated with the annual and long-term plan, major litigation and other matters that may present material risks to the Company’s operations, plans, prospects, strategy or the Company’s reputation. The Board annually reviews the Company’s enterprise risk management program and receives regular updates on risk exposures including, most recently, regular updates from our management team on the impact of COVID-19 and related risks and uncertainties on our business, employees, clients and families we serve. The Board has continuously reviewed, overseen and continues to monitor COVID-19 risks and mitigation strategies related to the Company’s center operations, return-to-work procedures, business strategy, business continuity, and the Company’s financial planning.

The Audit Committee oversees the Company’s internal audit function and reviews risks associated with financial and accounting matters, including financial reporting, accounting, disclosure, internal controls over financial reporting, ethics and compliance programs, and regulatory compliance. The Audit Committee oversees and discusses with management the Company’s practices with respect to our enterprise risk management program and the implementation of the Company’s policies and controls for management of such risks as well as the risks associated with cybersecurity and data protection, which include key aspects of data privacy, system security and the security of our operations. As part of these efforts, the Audit Committee receives periodic in-person updates concerning management’s efforts to address cybersecurity and data privacy risks. This year, the Audit Committee has overseen risks to the Company’s internal controls over financial reporting, disclosure controls and procedures and the independent audit as well as financial risks related to the COVID-19 pandemic.

The Compensation Committee reviews risks related to executive compensation and the design of compensation programs, plans and arrangements and oversees the development of executive succession plans, including compensation-related risks resulting from the short-term and long-term uncertainties to the Company’s financial plan as a result of the COVID-19 pandemic.

The Nominating and Corporate Governance Committee oversees Board refreshment and the appropriate assignment of directors to the Board committees for risk oversight and other areas of responsibilities, monitors and reviews the Company’s ESG strategy, initiatives and policies, including receiving periodic reports regarding the Company’s ESG efforts and assists in the Board’s oversight of the Company’s human capital management policies, strategies and initiatives, including diversity, equity and inclusion.

2021 Proxy Statement	|	15

Communications with Directors

Shareholders and other interested parties may communicate directly with the Board, the non-employee directors or the independent directors as a group, or specified individual directors, such as the presiding director, by writing to such individual or group c/o Corporate Secretary, Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, Massachusetts 02459. The Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board, excluding those items that are not directly related to Board duties and responsibilities, such as advertisements, solicitations, surveys, junk mail and mass mailings.

16	|	Bright Horizons

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE

Corporate Governance Highlights

Bright Horizons demands integrity and is committed to upholding high ethical standards. Our strong corporate governance practices support this goal and provide a framework within which the Board and management can pursue the strategic objectives of the Company and ensure long-term growth for the benefit of our shareholders. The Nominating and Corporate Governance Committee regularly reviews developments in, and matters related to, corporate governance. Highlights of our corporate governance practices are listed below and discussed elsewhere in this Proxy Statement.

Key Corporate Governance Practices:

✓	Ongoing Board Refreshment:

•   We are committed to Board refreshment and continuously seek to balance continuity and fresh perspectives.

•   In 2021, we reduced the Board size to 10 members following the retirement of our founders—Mses. Kondracke and Mason and Mr. Brown.

•   We have added three independent directors over the past five years—Ms. Minehan in 2016, Ms. Atkinson in 2017 and Ms. Richie in 2019.

✓	Ongoing Commitment to Diversity, Equity & Inclusion:

•   Half (50%) of our Board members are women and 20% of our Board members are racially diverse.

•   We introduced “Execution on Diversity and Inclusion Initiatives” as an individual goal for the Company’s 2021 annual cash bonus program.

•   Our Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee, and any search firm engaged, include women and minority candidates in the pool from which director candidates are selected.

•   The Board provides oversight and guidance with respect to our Company policies and practices related to human capital management and regularly receives reports on our diversity, equity and inclusion initiatives as well as employee engagement and retention.

✓	Off-Season Shareholder Engagement:

•   Annually we conduct an off-season shareholder engagement program to elicit direct feedback and gain insight from our shareholders on corporate governance, corporate responsibility and executive compensation, as further described below under the heading “Shareholder Engagement.”

✓	Independent Board:

•   Eight out of 10 current directors are independent under NYSE Rules (all directors other than our Chair and our Chief Executive Officer) and all committees are comprised solely of independent directors under NYSE Rules.

✓	Peer Reviews and Individual Director Self -Assessments:	• The Board conducts a peer review and individual assessment of each director annually to enhance director development and Board/committee leadership planning.

✓	Robust Self-Evaluation Process:	• The Board and each committee conduct annual self-assessments in addition to the peer reviews and individual assessments discussed above.

✓	Strong Stock Ownership Guidelines:	• We have stock ownership requirements for non-employee directors (5x annual cash retainer), our Chief Executive Officer (5x annual salary) and our other named executive officers (3x annual salary).

✓	No Hedging and Pledging Policy:

•   All directors and executive officers are subject to the anti-pledging and anti-hedging provisions under our Amended and Restated Insider Trading Policy, which includes a prohibition on pledging by officers and directors.

✓	Majority Voting:	• Our By-laws provide for a majority voting standard in uncontested elections of directors.

✓	No Overboarding:

•   All directors, including the Chief Executive Officer, are subject to limits on other public company board service—our Chief Executive Officer generally should not serve on more than two public company boards and directors generally should not serve on more than four public company boards, in each case, including our Board.

2021 Proxy Statement	|	17

Key Corporate Governance Practices—(Continued):

✓	Independent Executive Sessions:	• Our Board and committees hold regular executive sessions of non-employee directors all of whom are independent under NYSE Rules.

✓	Dedicated Succession Planning:	• The Board actively monitors our management succession and development plans.

✓	Split Chair and Chief Executive Officer Roles:	• Our separate Chair and Chief Executive Officer leadership structure aims to maintain segregation between Board oversight and management operating decisions.

✓	Compensation Best Practices:

•   We have caps on incentive cash bonuses tied to corporate performance, limits on annual director equity awards and cash fees and minimum vesting requirements. Please see page 32 of this Proxy Statement for more information on our other compensation practices.

✓	Clawback Policy:	• We maintain a clawback policy covering performance-based compensation for current and former executive officers.

✓	Risk Oversight:

•   Audit Committee approval is required for related party transactions and our Audit Committee oversees enterprise risk management and cybersecurity risk with regular reports and review by the full Board.

✓	Director Education:	• We have a board orientation and continuing education program available to all directors.

✓	No Poison Pill:	• We do not have a shareholder rights plan in place.

Shareholder Engagement

Our Board and management team greatly value the opinions and feedback of our shareholders and are committed to engaging with, and listening to, our shareholders. In 2020, we undertook an off-season shareholder engagement program focused on diversity, equity and inclusion, the Company’s response to COVID-19 and covered other topics related to corporate governance and corporate responsibility/sustainability. This outreach was in addition to the ongoing dialogue among our shareholders and our Chief Executive Officer, Chief Financial Officer and Investor Relations team regarding our financial and strategic performance. This off-season we contacted shareholders representing over 70% of shares owned resulting in telephonic meetings with shareholders representing more than 40% of shares owned.

Participants from Bright Horizons varied per call and included, the Chief Financial Officer, members of Investor Relations and Legal, and for certain calls, the Chief Executive Officer or a member of our Nominating and Corporate Governance Committee. Feedback was positive with many investors expressing appreciation for the opportunity for direct dialogue and engagement. Topics covered during our discussions with investors included:

•	Diversity, equity and inclusion

•	Company response to COVID-19

•	Corporate responsibility and sustainability

•	Board composition, including board size and tenure

•	Corporate governance generally

The feedback from this engagement was presented to, and continues to be reviewed by, the Nominating and Corporate Governance Committee in the context of our overall corporate governance policies.

Board Refreshment, Diversity and Expertise

The Board of Directors and the Nominating and Corporate Governance Committee are committed to ensuring our Board represents a balance of longer-tenured members with in-depth knowledge of our business and newer members who bring valuable additional attributes, skills and experience. In addition to ensuring the Board reflects an appropriate mix of experiences, qualifications, attributes and skills, the Nominating and Corporate Governance Committee focuses on director succession and tenure and regularly reviews a Board skill set matrix.

18	|	Bright Horizons

Over the last five years, the Board has undergone significant refreshment by bringing in new directors who lend fresh perspectives resulting in increased gender and racial diversity and broadened backgrounds and skill sets.

Board Refreshment

Under the leadership of the Nominating and Corporate Governance Committee, the Board has been notably refreshed over the last five years by adding four new directors, including three independent directors—all of whom are women—and rotating five directors off the Board. Since 2016, we have welcomed the following directors who have brought a mix of experience in digital strategy, marketing, communications, innovation, strategic and operational leadership, industry experience, financial expertise and risk management:

• Cathy E. Minehan in 2016 • Julie Atkinson in 2017 • Stephen H. Kramer in 2018 • Laurel J. Richie in 2019

In March 2021, Mses. Mason and Kondracke and Mr. Brown each retired from the Board and were named honorary Director Emeritus, which is discussed further under “Board Refreshment in 2021” elsewhere in this Proxy Statement. At this time, the Board was reduced to 10 members and the average Board tenure decreased by 3.5 years.

Board Diversity

Our goal is to have a Board that represents diversity as to experience, gender and ethnicity/race and is committed to a diversified membership, in terms of both the individuals involved as well as their various experiences and areas of expertise. Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee include, and has any search firm that it engages include, women and minority candidates in the pool from which director candidates are selected and the Board and Nominating and Corporate Governance Committee together provide oversight of all diversity, equity and inclusion initiatives.

     Half (50%) of our Board members are women and 20% of our Board members are racially diverse. The Board seeks broad gender and racial/ethnic diversity representation and the right mix of directors with institutional knowledge, fresh perspectives and differentiated backgrounds.

Board Diversity 10 Board Directors 5 Women 2 Black or African-American

2021 Proxy Statement	|	19

Board Expertise

We seek a Board that reflects a range of talents, ages, skills, character and expertise— particularly in the areas of finance and accounting, management, domestic and international markets, leadership, corporate governance and the child care, education and related industries in which we operate—sufficient to provide sound and prudent guidance with respect to our operations and interests. The Nominating and Corporate Governance Committee regularly reviews the skills, experience, and backgrounds that it believes are desirable to be represented on the Board. The following depicts certain of the Board members’ varied skills, experience, and backgrounds based on the Nominating and Corporate Governance Committee’s most recent skills review:

Board Independence

Our Corporate Governance Guidelines provide that the Board shall consist of such number of directors who are independent as is required and determined in accordance with applicable laws and regulations and requirements of the NYSE. The Board evaluates relationships of each director and nominee with Bright Horizons and makes an affirmative determination whether or not such director or nominee is independent. Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being an independent director under applicable laws and the listing standards of the NYSE. The Board reviews transactions and relationships between each non-employee director and nominee or any member of his or her immediate family and Bright Horizons. The purpose of this review is to determine whether there are any such relationships or transactions and, if so, whether they are inconsistent with a determination that the director or nominee was independent.

     As a result of this review, the Board has affirmatively determined that Mr. Alleva, Ms. Atkinson, Mr. Bekenstein, Mr. Hitch, Dr. Lawrence-Lightfoot, Ms. Minehan, Ms. Richie and Ms. Tocio, are independent under the governance and listing standards of the NYSE.

Board Independence

Board and Committee Annual Performance Reviews, Peer Reviews and Self-Assessments

Our Corporate Governance Guidelines provide that the Board is responsible for annually conducting a self-evaluation of the Board as a whole. In addition, the written charters of each of the Audit, Compensation, and Nominating and Corporate Governance Committees provide that each committee shall evaluate its performance on an annual basis. During 2020, the Board and each committee conducted a self-evaluation pursuant to these requirements.

20	|	Bright Horizons

The Board conducts an individual director assessment and peer review annually to enhance director development, accountability and leadership planning. The Board views this annual individual self-assessment and peer review as an integral part of its commitment to continuous improvement and achieving high levels of Board and committee performance. Below is a synopsis of the Board’s self-evaluation and individual director self-assessment and peer review process:

Director Nominations

Criteria and Process of Identifying and Evaluating Candidates for Consideration as a Director Nominee

The Nominating and Corporate Governance Committee is responsible for recommending candidates to stand for election to the Board at the Company’s annual meeting of shareholders and for recommending candidates to fill vacancies on the Board that may occur between annual meetings. The Nominating and Corporate Governance Committee receives suggestions for new directors from a number of sources, including other Board members and our Chief Executive Officer. It also may, in its discretion, employ a third-party search firm to assist in identifying candidates for director. Our Corporate Governance Guidelines provide that the Board shall review the appropriate skills and characteristics required of Board members in the context of its current make-up. It is the policy of the Board that directors should possess the highest personal and professional ethics, integrity and values. Board members are expected to become and remain informed about the Company, its business and its industry and rigorously prepare for, attend and participate in all Board and applicable committee meetings.

The Nominating and Corporate Governance Committee evaluates each individual in the context of the skills, character, diversity and expertise of the Board as a whole, with the objective of recommending a group that can best continue the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. The Board seeks the best director candidates based on the skills and characteristics required without regard to race, color, national origin, religion, disability, marital status, age, sexual orientation, gender, gender identity and expression, or any other basis protected by federal, state or local law. Our Corporate Governance Guidelines provide that our Board seeks to represent diversity as to experience, gender and ethnicity/race as well as be committed to a diversified membership, in terms of both the individuals involved as well as their various experiences and areas of expertise. Our Corporate Governance Guidelines also provide that the Nominating and Corporate Governance Committee include, and has any search firm that it engages include, women and minority candidates in the pool from which director candidates are selected. The Nominating and Corporate Governance Committee considers, in light of our business, each director nominee’s experience, qualifications, attributes and skills that are identified in the biographical information contained under “Proposal 1—Election of Directors.”

Procedures for Recommendation of Director Nominees by Shareholders

The Nominating and Corporate Governance Committee considers properly submitted recommendations for candidates to the Board from shareholders in accordance with our By-laws. Any shareholder may submit in writing a candidate for consideration for each shareholder meeting at which directors are to be elected by no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the prior year’s annual meeting. Any shareholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, and the information required by Section 1.2 of our By-laws. Recommendations should be sent to c/o Corporate Secretary, Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, MA 02459. The Nominating and Corporate Governance Committee evaluates candidates for the position of director recommended by shareholders or others in the same manner as candidates from other sources. The Nominating and Corporate Governance Committee will determine whether to interview any candidates and may seek additional information about candidates from third-party sources.

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Majority Voting

The Company’s By-laws include a majority voting requirement for the election of directors at uncontested meetings of shareholders to increase our Board’s accountability to our shareholders. Under the Company’s majority voting standard, a nominee for director in an uncontested election will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (disregarding abstentions and broker non-votes). Directors are elected by plurality vote in a contested election of directors (as defined in our By-laws). Our By-laws provide that a proposed nominee must deliver an irrevocable letter of resignation as a director, effective upon such person’s failure to receive the required vote for reelection at the next meeting of shareholders at which such person faces reelection. To the extent that an irrevocable resignation has not been previously received by the Board from an incumbent director, in an election that is not a contested election, if any incumbent director nominated for reelection fails to receive a majority of the votes cast in an election, such director will promptly tender his or her resignation to the Board. An irrevocable resignation shall become effective on (1) that person not receiving a majority of the votes cast in an election that is not a contested election of directors, and (2) acceptance of that resignation by the Board in accordance with Section 2.2 of our By-laws. The Nominating and Corporate Governance Committee shall make a recommendation to the Board as to whether to accept or reject an incumbent director’s resignation, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose its decision regarding the resignation and the rationale behind the decision within 90 days following certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant. If the Board does not accept the resignation, the incumbent director will continue to serve until the next annual meeting and until his or her successor is duly elected, or earlier resignation or removal.

Policies Relating to Directors and Limits on Board Service

It is our policy that directors, who are also employees of the Company shall offer their resignation from the Board at the same time they retire from employment with the Company. In addition, it is our policy that directors who retire or otherwise change from the principal occupation or background association they held when they were originally invited to the Board should provide notice to the Board and offer to resign. The Board does not believe that such directors should necessarily leave the Board, but it is our policy that there should be an opportunity for the Board to review the continued appropriateness of such director’s membership under these circumstances.

We believe that no director should serve on more than four boards of public companies (including our Board), provided, however, that current directors serving on more than four boards of public companies at the time this provision was adopted may continue to serve on those boards until such time as they meet this requirement. We believe that our Chief Executive Officer should serve on no more than two boards of public companies (including our Board).

Pursuant to our Audit Committee charter and NYSE Rules, members may serve on no more than three separate public company audit committees simultaneously without prior review and determination by the Board that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee. Mr. Alleva, a retired partner at PwC, currently serves on the audit committees of four public companies (including Bright Horizons). The Board, after due consideration of the facts and in light of Mr. Alleva’s dedication to, and stewardship of, the Company’s Audit Committee, has determined that Mr. Alleva’s service on the audit committees of four public companies would not impair his ability to effectively serve on the Company’s Audit Committee.

Director Education

Our director orientation and continuing education program consists of visits to Bright Horizons centers, background material on the Company, education regarding our Code of Business Conduct and Ethics and other policies and practices relevant to our business and operations, and meetings with and presentations by senior management. In addition, we provide updates on relevant topics of interest to the Board. We also encourage directors to attend director education programs sponsored by various educational institutions and all Board members receive a National Association of Corporate Directors membership.

22	|	Bright Horizons

Code of Business Conduct and Ethics

Bright Horizons demands integrity and is committed to upholding high ethical standards. We have a written Code of Business Conduct and Ethics Applicable to all Directors, Officers and Employees and a written Code of Ethics for Senior Managers and Financial Management Team, which are designed to ensure that our business is conducted with integrity. These codes cover, among other things, professional conduct, conflicts of interest, accurate recordkeeping and reporting, public communications and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. Copies of these codes can be found under “Corporate Governance—Governance Documents” in the Investor Relations section of our website, www.brighthorizons.com. We intend to disclose any future amendments to, or waivers from, these codes of ethics for Bright Horizons executive officers within four business days of the waiver or amendment through a website posting or by filing a Current Report on Form 8-K with the SEC.

Online Availability of Information and Governance Documents

The current versions of our Corporate Governance Guidelines, Code of Business Conduct and Ethics Applicable to all Directors, Officers and Employees, Code of Ethics for Senior Managers and Financial Management Team and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available under “Corporate Governance—Governance Documents” in the Investor Relations section of our website, www.brighthorizons.com. These materials are also available in print free of charge to shareholders upon written request to c/o Corporate Secretary, Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, Massachusetts 02459.

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CORPORATE RESPONSIBILITY AND ESG

     Bright Horizons has been changing the way employees and their families work for over 30 years. Back in 1986, we saw that access to high quality child care was an obstacle for working parents. Partnering with employers to provide on-site child care centers became just one way we responded to help whole organizations work more effectively. Today we are a leading provider of high-quality child care and early education, dependent care, and workforce education services that are designed to help better integrate work and family life as well as grow careers—tools used by more than 1,300 of the world’s top employers and by hundreds of thousands of working parents and learners.

     To deliver results, we put our HEART in everything we do. Our HEART Principles—HONESTY, EXCELLENCE, ACCOUNTABILITY, RESPECT, and TEAMWORK are the core tenets of our mission and our culture. Our corporate and social responsibility and philanthropic efforts are aligned with our mission and values, supporting initiatives that combine our knowledge, experience and compassion—both as an organization and as individuals. These efforts and principles are embedded throughout our operations, and our unique business model affords us the opportunity to not only build a sustainable long-term organization, but to also have a significant impact on the children, families and adult learners we work with and in the communities where we live.

Social Sustainability

Bright Horizons strives to be a positive influence in our communities by living up to the highest ethical standards, pursuing socially-minded business practices, providing rewarding career and employment opportunities, delivering high-quality child care and early education, and giving back to our communities in concert with our employees’ individual efforts. During 2020 and 2021, together, we:

•

Supported the communities in which we work and live. Bright Horizons proudly stands behind our many employees who give their time to non-profit organizations, awarding grants to these organizations in recognition of volunteer work our employees do to give back to their communities.

•

Continued to work alongside our employees to support the Bright Horizons Foundation for Children® and its mission to brighten the lives of children, youth and families experiencing homelessness and other crisis by bringing Bright Spaces® to children and families in homeless shelters through employee volunteer days, sponsoring Brightening Lives activities and employee-driven fundraising events.

•

Responded to the COVID-19 pandemic by partnering with #FirstRespondersFirst (an organization conceived by the Harvard T.H. Chan School of Public Health, Thrive Global, and the CAA Foundation) to support healthcare workers on the front lines of the COVID-19 pandemic by utilizing our facilities, our employees and our expertise to operate child care center hubs to provide free high-quality, safe and nurturing care for the children of first responders. During the height of the pandemic, the partnership operated eight hub centers around the United States.

Employee Sustainability and Development

Our business is about serving people. Our success depends on attracting, developing and retaining talented and highly qualified employees. We are continually investing in resources and creating programs to drive diversity, equity and inclusion, to provide fair and competitive pay and benefits to support our employees’ well-being, and to foster personal growth and career development opportunities. We endeavor to create an environment that rewards performance, enhances our culture and employee experience, and retains and engages our talent. A few notable programs and initiatives are summarized below:

•

Horizons Teacher Degree Program. A key program offering for Bright Horizons is our Horizons Teacher Degree Program, which embodies our culture and mission—that career development is a great way to both support our people and reach our Company’s talent goals. The program, which is a first-of-its-kind offering in

24	|	Bright Horizons

the early education field, removes financial obstacles for employees pursing a degree, including those posed by traditional tuition reimbursement programs, by allowing employees to earn an associate or bachelor’s degree in early childhood education at no-cost—participants do not have to pay for any expenses out of pocket, including tuition, fees and books. Since its inception in 2018, over 2,000 teachers have enrolled and we celebrated our first graduating class in December 2020.

•

Wellness Initiatives. We provide wellness initiatives to our employees with benefits relating to nutrition, stress management, financial well-being, mental health, work-life balance and an Employee Assistance Program.

•

Professional Development. We invest in our employees’ career growth. Employee training and development opportunities are critical to our success as we believe they drive our employee’s growth, help develop leaders within our organization (through our leadership institute) and support our delivery of quality services to our clients and the families and learners we serve. We provide a robust, ongoing employee training and career development program through our online training university, which includes online and offline components and interactive courses on topics such as management development, early education and leadership skills. For our teachers, we support their development through a number of programs and resources, including an extensive training curriculum and, in the United States, our eCDA (child development associate) program to enable us to deliver high quality services.

•

Employee Engagement. Retaining and developing our workforce starts with our employees. For 20 years, Bright Horizons has listened to its employees through our Employee Experience Survey. Hearing directly from our employees help us to understand the employee experience, including evolving priorities related to workplace environment, employee relations, pay and benefits, flexibility, and career growth opportunities, all of which we see as critical to our mission to be and remain an employer of choice and a great place to work. During 2020, we also conducted a series of pulse surveys to more frequently connect with employees to ensure that we continued to meet their needs and focus on their priorities in light of the impact of COVID-19 on our workforce.

For more information our benefits and total rewards, please see the Company’s 2020 Annual Report.

Our Response to COVID-19

In response to COVID-19, our primary focus and attention has been on the well-being and health and safety of the children and families we serve, the teachers and staff at our centers and all of our employees.

•

Health and Safety. Employee safety and well-being is of paramount importance to us in any year and was of particular focus in fiscal 2020. At the outset of the pandemic, we created a cross-functional team to coordinate the Company’s response to COVID-19 and we instituted enhanced health and safety protocols based on guidance from the Centers for Disease Control, state and local public authorities, and our partnership with medical professionals that specialize in pediatric infectious diseases. Our enhanced protocols currently include reduced group sizes, daily health screenings, social distancing procedures for pick-up and drop-off, the use of face masks by staff, and intensified hygiene, cleaning and disinfection protocols. We have dedicated health and safety personnel and a Vice President of Global Safety as well as a centralized COVID-19 response team that support our centers and other operations to ensure compliance with our policy requirements and practices.

•

Support for our Employees. For our center-based employees, during the early stages of the pandemic and the phased re-opening of our centers in mid-to-late 2020, we provided direct supports including enhanced pay, free grocery staples and household necessities delivered to center staff at work, expanded back-up care benefits, and trainings on our COVID-19 health and safety protocols, and for all employees, we have provided enhanced paid time-off for those with COVID-19 and promoted telehealth benefits, including virtual mental health sessions. In connection with the temporary center closures in the U.S. and the resulting furlough of our teachers and staff, we offered continued support and resources, including health insurance coverage and ongoing training opportunities, including our Horizons Teacher Degree Program.

•

Impact to Executive Compensation. As further discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company, our executives and the Board took steps to reduce executive and Board compensation while a majority of the Bright Horizons centers temporarily closed. Our executive officers and Board believe this was the right step to take during such uncertain times.

Governance and Ethical Sustainability

Ethical behavior is a core tenet of our Company’s values. The foundation of our culture is our HEART principles, through which we encourage Honesty, Excellence, Accountability, Respect, and Teamwork. We operate a robust ethics and compliance program, which includes regular employee training, and our Code of Business

2021 Proxy Statement	|	25

Conduct and Code of Ethics are designed to promote ethical behavior and integrity throughout our business—across all locations and job functions. Additionally, our Nominating and Corporate Governance Committee monitors and reviews the Company’s ESG strategy and assists in overseeing the Company’s human capital management strategy and initiatives. Our other governance highlights are discussed elsewhere in this Proxy Statement.

Diversity, Equity and Inclusion

At Bright Horizons, diversity, equity and inclusion are core priorities that we believe are critical to our long-term success by improving the work we do, the services we provide and, ultimately, the value we create. We are an organization made up of employees, children and families from many cultures, backgrounds and experiences and are committed to a workplace where all employees feel welcome, comfortable and a sense of belonging. As an organization built around people, we believe diversity, equity and inclusion enhances all our offerings and service lines and the education we deliver daily to children and families.

Our Vision for Inclusion. Our Inclusion Vision in which we are committed to creating inclusive environments where everyone has a sense of belonging and has the opportunity to contribute and thrive in meaningful and impactful ways guides and defines our diversity, equity and inclusion initiatives. To bring this vision to life, we leverage the groups below to facilitate interactive activities, ignite/engage in bold conversations, and lead diversity awareness and inclusive leadership trainings, webinars and discussion groups—all with an aim to aid us in creating a culture where everyone’s unique differences are celebrated and valued:

•	Inclusion Steering Committee—comprised of senior leaders and executive officers who inform the strategy for Bright Horizons’ overall diversity, equity and inclusion initiatives.

•

Inclusion Council—includes representatives from Bright Horizons business units and functional departments, executive members, and co-chairs of our eight Employee Advisory Groups, and is guided by the Inclusion Steering Committee aimed at creating accountability throughout the organization.

•

Employee Advisory Groups—voluntary, company-sponsored internal associations dedicated to fostering a diverse and inclusive work environment within the context of Bright Horizons’ mission, values, goals, business practices, and objectives:

• African Heritage	• Differently Abled

• Asian and Pacific Islander	• Working Parents

• Hispanic Latino	• Professional Women

• LGBTQ+	• Men in Early Care and Education

•

Board of Directors’ Oversight—our Board provides oversight and guidance with respect to our Company policies and practices related to human capital management, including diversity, equity and inclusion initiatives.

Recent Initiatives. We are focused on taking action to make real change, not for a moment in time, but for the long-term and, in 2020, launched a number of initiatives, including:

•	Focus on Hiring—we aim to hire ethnically and racially diverse senior leaders and overall workforce.

•

Partnerships with HBCUs—we aim to create meaningful partnerships with Historically Black Colleges and Universities (“HBCUs”), by adding HBCUs to our Horizons Teacher Degree Program and our EdAssist Education Network, and also working in partnership with these schools to aid in recruiting and leadership development.

•

Focus on Education and Training—we host trainings on Diversity Awareness, Inclusive Leadership and Confronting Unconscious Bias and are currently developing on-demand anti-racism and inclusion trainings to roll out to employees in fiscal 2021 and beyond.

•

Race in America Series—in partnership with our African Heritage Employee Advisory Group, we sponsored a discussion series on “Race in America” to provide a constructive forum for employees to share their voice and concerns.

26	|	Bright Horizons

Our Award Winning Culture. We are honored and proud to have a long track record of being named an employer of choice. Following are some of our most recent awards related to culture, diversity and inclusion that we believe are a product of the strong culture we have built at Bright Horizons:

✓ Forbes’ 2021 Best Employers for Diversity	✓ Bloomberg’s 2021 Gender Equality Index

✓ Human Rights Campaign Foundation’s Corporate Equality Index 2021	✓ U.K.’s “Best Workplaces for Women 2020” by the Great Place to Work Institute

✓ Boston Business Journal’s 2020 Best Place to Work	✓ Denver Post 2020 Top Workplaces in Colorado

“100 Best Companies to Work For” by FORTUNE Magazine Awarded 20 times—most recently in 2021

“Best Workplaces” in the United Kingdom by the Great Place to Work Institute Awarded 15 times—most recently in 2020

“Best Workplaces” in the Netherlands by the Great Place to Work Institute Awarded 7 times—most recently in 2020

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TRANSACTIONS WITH RELATED PERSONS

In fiscal 2020, we did not enter into any reportable related person transaction, nor is any related person transaction currently proposed, in which any of our directors or executive officers has a direct or indirect material interest. As of December 31, 2020, we had more than 1,300 client relationships with employers across a diverse array of industries and, from time to time, we may provide service offerings to certain of our 5% or greater shareholders. Any contracts and transactions with such shareholders are consummated in the ordinary course of business on an arm’s-length basis.

Policies and Procedures for Related Party Transactions

The Board has adopted a written policy for the review and approval or ratification of transactions involving related persons. “Related Persons” consist of any person who is or was (since the beginning of the fiscal year) a director, nominee for director or executive officer, any greater than 5% shareholder and the immediate family members of any of those persons. The Audit Committee is responsible for administering this policy.

Transactions covered by the policy consist of any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships, or currently proposed transaction, in which (1) the aggregate amount exceeds $120,000 with respect to any fiscal year, (2) the Company is a participant, and (3) any Related Person has or will have a direct or indirect material interest, other than solely as a result of being a director or a less than 10% beneficial owner of another entity (an “Interested Transaction”). Under the policy, the Audit Committee and the Board have reviewed and determined that certain categories of Interested Transactions are deemed to be pre-approved or ratified by the Board even if the amounts will exceed $120,000. These are: (a) the employment and compensation arrangements required to be reported in the proxy statement; (b) director compensation required to be reported in the proxy statement; (c) any transaction with another company if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total revenues, or any transaction where the Company is indebted to another company if the total amount of indebtedness does not exceed 1% of that company’s total consolidated assets (in both cases, the pre-approval applies if the Related Person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of the other company’s shares); (d) competitively bid or regulated public utility services transactions; (e) transactions involving trustee-type services; and (f) transactions where the Related Person’s interest arises solely from the ownership of our common stock and all common shareholders received the same benefit on a pro rata basis.

The Audit Committee Chair has the authority to pre-approve or ratify any Interested Transaction with a Related Person in which the aggregate amount involved is expected to be less than $500,000. In determining whether to approve or ratify an Interested Transaction, the Audit Committee and the committee Chair, as applicable, may take into account such factors as they deem appropriate, which may include whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

28	|	Bright Horizons

STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding the beneficial ownership of our common stock as of April 26, 2021 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers, directors and director nominees; and

•	all of our directors and executive officers as a group.

The percentage ownership information shown in the table below is based upon 61,029,075 shares of common stock outstanding as of April 26, 2021.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of shares to persons who possess sole or shared voting or investment power with respect to such shares. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options or settlement of vested restricted stock units and securities held by the respective person or group which may be exercised or converted within 60 days after April 26, 2021 as well as shares of unvested restricted stock over which a respective person has voting power. Such shares are deemed to be outstanding and beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person or entity, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise indicated below, the address for each listed director, officer and shareholder is c/o Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, Massachusetts 02459. The inclusion in the following table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse.

Name	Number of Shares	Percentage
Beneficial holders of 5% or more of our outstanding common stock:

T. Rowe Price Associates, Inc.(1)	7,970,395	13.1%

The Vanguard Group(2)	5,287,001	8.7%

BlackRock, Inc.(3)	3,412,686	5.6%

Capital World Investors(4)	3,213,031	5.3%

Directors and executive officers:

Mary Lou Burke Afonso(5)	86,760	*

Lawrence M. Alleva(6)	6,985	*

Julie Atkinson(7)	4,347	*

Maribeth Bearfield(8)	12,050	*

Joshua Bekenstein(9)	5,747	*

Elizabeth J. Boland(10)	112,297	*

John G. Casagrande(11)	37,587	*

Jordan Hitch(12)	5,747	*

Stephen H. Kramer(13)	113,754	*

Dr. Sara Lawrence-Lightfoot(14)	4,747	*

David H. Lissy(15)	249,658	*

Cathy E. Minehan(16)	4,747	*

Laurel J. Richie(17)	1,738	*

Mary Ann Tocio(18)	100,394	*

All Directors, Nominees and Executive Officers as a Group (14 persons)(19)	746,558	1.2%

(*)	Indicates less than 1%.

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(1)

The information regarding T. Rowe Price Entities (as defined below) is based solely on information included in the Schedule 13G/A filed by them with the SEC on February 16, 2021. T. Rowe Price Entities reported that T. Rowe Price Associates, Inc. (“T. Rowe Price Associates”) has sole voting power with respect to 2,012,907 shares of common stock and sole dispositive power with respect to 7,970,395 shares of common stock and that T. Rowe Price New Horizons Fund, Inc. (together with T. Rowe Price Associates, the “T. Rowe Price Entities”) has sole voting power with respect to 4,238,386 shares of common stock. The principal business address of the T. Rowe Price Entities is 100 E. Pratt Street, Baltimore, MD 21202.

(2)

The information regarding The Vanguard Group (“Vanguard”) is based solely on information included in the Schedule 13G/A filed by Vanguard with the SEC on February 10, 2021. Vanguard reported that it has sole voting power with respect to 0 shares of common stock, shared voting power with respect to 45,588 shares of common stock, sole dispositive power with respect to 5,192,807 shares of common stock, and shared dispositive power with respect to 94,194 shares of common stock. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

The information regarding BlackRock, Inc. (“BlackRock”) is based solely on information included in the Schedule 13G filed by BlackRock with the SEC on February 2, 2021. BlackRock reported that it has sole voting power with respect to 3,059,820 shares of common stock and sole dispositive power with respect to 3,412,686 shares of common stock. The principal business address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(4)

The information regarding Capital World Investors (“CWI”) is based solely on information included in the Schedule 13G filed by CWI with the SEC on February 16, 2021. CWI reported that it has sole voting power with respect to 3,213,031 shares of common stock and sole dispositive power with respect to 3,213,031 shares of common stock. The principal business address of CWI is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(5)

Includes 2,640 shares of common stock held by Ms. Burke Afonso’s immediate family members, 49,394 shares of common stock that can be acquired upon the exercise of outstanding options and 15,410 shares of unvested restricted stock awards.

(6)	Includes 4,747 shares that can be acquired upon the settlement of vested restricted stock units.
(7)	Includes 2,997 shares that can be acquired upon the settlement of vested restricted stock units.
(8)	Includes 920 shares of common stock that can be acquired upon the exercise of outstanding options and 11,130 shares of unvested restricted stock awards.
(9)	Includes 4,747 shares that can be acquired upon the settlement of vested restricted stock units.
(10)	Includes 7,179 shares of common stock that can be acquired upon the exercise of outstanding options and 35,595 shares of unvested restricted stock awards.
(11)	Includes 200 shares of common stock held by Mr. Casagrande’s immediate family members and 31,676 shares of common stock that can be acquired upon the exercise of outstanding options.
(12)	Includes 4,747 shares that can be acquired upon the settlement of vested restricted stock units.
(13)	Includes 73,100 shares of unvested restricted stock awards.
(14)	Includes 4,747 shares that can be acquired upon the settlement of vested restricted stock units.
(15)

Includes 12,096 shares of common stock held by Irrevocable Trusts for Mr. Lissy’s immediate family members, 4,500 shares of common stock that can be acquired upon the exercise of outstanding options, 21,600 shares of unvested restricted stock awards, 1,202 shares of common stock that can be acquired upon settlement of vested restricted stock units, 7,388 shares of common stock held by David H Lissy 2019 Grantor Retained Annuity Trust, 25,000 shares of common stock held by the David H Lissy 2020 Grantor Retained Annuity Trust and 11,947 shares of common stock held by the Lissy Family Foundation of which Mr. Lissy may be deemed a beneficial owner.

(16)	Includes 4,747 shares that can be acquired upon the settlement of vested restricted stock units.
(17)	Includes 1,738 shares that can be acquired upon the settlement of vested restricted stock units.
(18)

Includes 37,135 shares of common stock that can be acquired upon the exercise of outstanding options and 4,747 shares of common stock that can be acquired upon the settlement of vested restricted stock units

(19)

Includes 130,804 shares of common stock that can be acquired upon the exercise of outstanding options, 156,835 shares of unvested restricted stock awards and 34,419 shares of common stock that can be acquired upon settlement of vested restricted stock units.

30	|	Bright Horizons

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports of holdings and transactions in our common stock and reports of changes in beneficial ownership with the SEC. Specific due dates for these reports have been established and we are required to report any failure to file by such dates during fiscal year 2020. To our knowledge, based on our review of filings made with the SEC and representations made by our directors and executive officers, we believe that all of our directors and executive officers filed on a timely basis all reports under Section 16(a), with the exception of (i) one late Form 4 filing by Maribeth Bearfield with respect to a grant of restricted stock on February 24, 2020, which was subsequently filed with the SEC on March 4, 2020, and (ii) one late Form 4 filing by Mary Ann Tocio with respect to the exercise of stock options on January 11, 2021, which was subsequently filed with the SEC on February 11, 2021.

2021 Proxy Statement	|	31

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion describes our compensation philosophy, principles and practices with respect to the compensation of the executive officers listed below (referred to as our named executive officers) for fiscal 2020:

Stephen H. Kramer	Chief Executive Officer and President
Elizabeth J. Boland	Chief Financial Officer
Mary Lou Burke Afonso	Chief Operating Officer, North America Center Operations
Maribeth Bearfield	Chief Human Resources Officer
John G. Casagrande	General Counsel and Secretary

Overview of Compensation Program

Our named executive officers’ compensation is determined by the Compensation Committee and is reviewed annually. Our executive compensation program is designed to attract and retain high-quality leadership and incentivize our executive officers and other key employees to achieve company performance goals and strong individual performance over the short- and long-term. Our pay-for-performance approach to executive compensation places a greater emphasis on long-term equity incentive grants than on other forms of compensation, reflecting our focus on long-term value creation and serving to align the interests of our executive officers with those of our shareholders. For example, our annual Equity Choice Plan awards (as defined below), which permit recipients to choose awards of stock options or purchased restricted stock, require an upfront, personal investment by mandating participants who elect purchased restricted stock to pay 50% of the fair market value on the grant date to receive the underlying award.

Fiscal 2020 Financial Performance, COVID-19 Response and Key Company Highlights

We are proud of our fiscal 2020 results and the work performed by the entire Bright Horizons team across the globe given an unprecedented year. We believe that the Company responded well to the challenges and disruptions resulting from the COVID-19 pandemic, quickly adapting to the changing needs of clients, families and children, while remaining focused on our strategic priorities to deliver high quality education and care services, connect across our service lines, extend our impact on new customers and clients, and preserve our strong culture. The challenges we faced highlighted the best of Bright Horizons as our employees rose to meet the moment, with an unwavering commitment to children, families and learners. Our collective response underscored our crisis management capabilities, our critical role in the business continuity plans of our client partners, our leadership in developing and implementing enhanced health and safety protocols, and the value that our unique service offering provides to the families and clients we serve. We remain confident that we have emerged as a stronger and more agile Company and are well positioned to capitalize on the growth opportunities ahead.

2020 Financial Performance: Despite the extensive global business disruption, the Company achieved positive financial results in fiscal 2020:

2020 Key Operational and Strategic Achievements: In March 2020 as the COVID-19 pandemic spread, we acted quickly by successfully executing a number of operational and strategic actions to strengthen our client partnerships, strengthen our balance sheet and liquidity position and respond to changing market conditions. We believe that our named executive officers were instrumental in helping us achieve these results and manage through an uncertain global market. A number of key financial, operational and strategic actions are included below:

•

Took decisive action to temporarily close approximately 850, or 80%, of our centers, while continuing to operate critical health care client and “hub” centers to provide care and support services to the children whose parents worked on the front lines of the pandemic response.

32	|	Bright Horizons

•

Implemented a phased re-opening of our temporarily closed centers to align with enrollment demand and care needs. The majority of centers re-opened between June and September 2020, with 90% open as of December 31, 2020.

•

Operated a total of 1,014 child care and early education centers in the United States, the United Kingdom, the Netherlands, and India as of December 31, 2020. These centers have the capacity to serve approximately 114,000 children and their families.

•

United States: As of December 31, 2020, we had approximately 550 open centers in the United States, and approximately 100 centers remained temporarily closed. During the year ended December 31, 2020, we opened 13 new centers and permanently closed 72 locations where demand and economics had shifted.

•

United Kingdom: As of December 31, 2020, our 299 centers in the United Kingdom were open. During the year ended December 31, 2020, we opened 2 new centers and permanently closed 16 locations where demand and economics had shifted.

•	Netherlands: As of December 31, 2020, our 62 centers in the Netherlands were open. During the year ended December 31, 2020, we opened 3 new centers.

•

Generated new business growth in Back-up Care and Educational Advisory as both segments remained operational for our clients and their employees. Our Back-up Care segment revenue expanded by $92.0 million to $388.3 million, or 31%, and Educational Advisory segment revenue expanded by $12.9 million to $94.5 million, or 15.7%.

•	Temporarily suspended share repurchases.

•	Amended our credit agreement in April 2020 and May 2020 to increase the borrowing capacity of our revolving credit facility from $225 million to $400 million.

•	Raised $249.8 million in net proceeds from the issuance and sale of common stock in April 2020.

•	Created a cross-functional team to coordinate the Company’s response to COVID-19.

•

Instituted stringent, enhanced health and safety protocols to protect the health and safety of the children, families and staff, such as reduced group sizes, daily health screenings, the use of face masks by our staff, social distancing pick-up and drop-off procedures, and intensified hygiene, cleaning and disinfection protocols.

•

Furloughed a significant portion of our employees in proportion to the number of center closures, including center personnel for temporarily closed centers and related support functions in our corporate offices while offering continued support and resources, including health insurance coverage and ongoing training opportunities and our Horizons Teacher Degree Program in the U.S.

•

Provided direct supports to our center-based employees during the early stages of the pandemic and the phased re-opening of our centers in mid-to-late 2020, including enhanced pay, free grocery staples and household necessities delivered to center staff at work, expanded back-up care benefits, and trainings on our COVID-19 health and safety protocols; for all employees provided enhanced paid time-off for those with COVID-19 and promoted telehealth benefits, including virtual mental health sessions.

•	Reduced discretionary spending and overhead costs, while prioritizing investments that support current operations and deferring nonessential investments to future periods.

•	Instituted temporary voluntary reductions in compensation to executive officers and Board members as further discussed below and elsewhere in this Proxy Statement.

•	Participated in government support programs, including tax deferrals, tax credits, employee wage support, and child care industry-specific grants.

•	Renegotiated payment terms with certain vendors and landlords.

Total Shareholder Return (“TSR”): Despite a volatile year, the Company delivered strong TSR in fiscal 2020 and has outperformed the Russell 3000 Total Return Index and the Russell Midcap Growth Index on a three- and five-year basis as outlined below:

	1-Year	3-Year	5-Year
Bright Horizons Family Solutions	15.10%	22.55%	20.96%
Russell 3000 Total Return Index	20.89%	14.49%	15.43%
Russell Midcap Growth Index	35.59%	20.50%	18.66%

*Source:	Zach’s Investment Research; Factset

2021 Proxy Statement	|	33

Recognition as an Employer of Choice and Leader in Diversity: We are honored and proud to have a long track record of being named an employer of choice. Following are some of our most recent awards related to culture, diversity and inclusion that we believe are a product of the strong culture we have built at Bright Horizons:

✓ Forbes’ 2021 Best Employers for Diversity	✓ Bloomberg’s 2021 Gender Equality Index

✓ Human Rights Campaign Foundation’s Corporate Equality Index 2021	✓ U.K.’s “Best Workplaces for Women 2020” by the Great Place to Work Institute

✓ Boston Business Journal’s 2020 Best Place to Work	✓ Denver Post 2020 Top Workplaces in Colorado

“100 Best Companies to Work For” by FORTUNE Magazine Awarded 20 times—most recently in 2021

“Best Workplaces” in the United Kingdom by the Great Place to Work Institute Awarded 15 times—most recently in 2020

“Best Workplaces” in the Netherlands by the Great Place to Work Institute Awarded 7 times—most recently in 2020

For additional information on the Company’s fiscal 2020 performance, please see our 2020 Annual Report as filed with the SEC on March 1, 2021.

Fiscal 2020 Compensation Impacts Resulting from COVID-19

The fiscal 2020 compensation program described in this Proxy Statement was established before the onset of the COVID-19 pandemic and its impacts on the Company. For instance, the 2020 Equity Choice Plan awards recognize performance in fiscal 2019 and were granted in February 2020. Additionally, fiscal 2020 salaries reflect a pre-COVID-19 economic environment. After the onset of the pandemic, the Compensation Committee together with the Company and its executive officers considered such impacts throughout the year and worked to align 2020 executive compensation with the current economic environment resulting in the following actions:

•

Voluntary Forfeiture of Salary. As a result of the impact of COVID-19 on our business and our employees, our executive officers agreed to voluntary reductions in their salaries from March 30, 2020 until the earlier of December 31, 2020 or such time as a majority of the Bright Horizons centers temporarily closed as a result of COVID-19 reopened. Mr. Kramer voluntarily elected to forgo 100% of his salary and Mses. Bearfield, Boland and Burke Afonso and Mr. Casagrande each voluntarily elected to reduce their salaries by 25%. As of August 31, 2020, a majority of Bright Horizons centers had reopened and, accordingly, executive salaries were reinstated.

•

Zero Payout for Corporate Performance Component of 2020 Annual Bonus. The Compensation Committee established corporate performance targets measured by Adjusted EBITDA(1) and Adjusted EPS(1) (each defined below) for the 2020 annual cash bonus program. The Company’s overall financial performance in 2020, as measured by Adjusted EBITDA and Adjusted EPS, resulted in a weighted average performance achievement of 0%. As the fiscal 2020 corporate performance targets were not achieved, there was zero payout for the portion of the 2020 annual bonus tied to corporate performance.

•

No Discretionary Adjustments to Annual Bonus Opportunity. The Compensation Committee elected to not adjust the amount that each named executive officer could earn with respect to his or her annual cash bonus based on other factors deemed appropriate as a result of COVID-19.

•

No Resetting of Corporate Fiscal 2020 Performance Targets. The Compensation Committee elected not to reset, adjust or modify the corporate performance targets for fiscal 2020 for the Company’s annual cash bonus plan, notwithstanding the unanticipated and significant impact of the COVID-19 pandemic had on our business and operations.

Compensation Decisions for Fiscal 2021

In light of the continued uncertainty resulting from the ongoing COVID-19 pandemic, and given that the duration and scope of the ongoing disruption on the Company’s business cannot be predicted and is affected by

(1)

Adjusted EBITDA and Adjusted EPS are financial measures that are not calculated in accordance with generally accepted accounting principles in the United States, which commonly are referred to as “non-GAAP measures.” Please refer to footnote (1) on page 38 for more information regarding these non-GAAP measures.

34	|	Bright Horizons

many interdependent variables and decisions by government authorities and our client partners, as well as demand, economic trends, the adoption and effectiveness of a vaccine, and developments in the persistence and treatment of COVID-19, the Compensation Committee reviewed the overall fiscal 2021 compensation program and approved the following changes to reflect this continuously changing environment:

•

The Compensation Committee sets achievement of annual cash bonus awards based on: (i) corporate performance goals (50% weighting) and (ii) individual goals (50% weighting). For fiscal 2021, the Compensation Committee expanded the range of bonus payout levels applicable to the 50% portion of the award tied to corporate performance. Based on achievement within certain performance bands measured as growth over forecasted FY 2020 performance, bonus payouts may range from 0-100% (subject to a sliding scale increase for overperformance subject to a 3x cap on the maximum payout). This banded payout scale is aimed to provide flexibility and incentivize the named executive officers, while remaining appropriately rigorous with challenging targets.

•

For the fiscal 2021 Equity Choice Plan awards, the Compensation Committee provided for a one-time 50% increase of the target incentive compensation value (reflected as a percentage of annual salary) to incentivize our named executive officers, encourage retention and promote a longer-term strategic view. Our Equity Choice Plan awards include certain provisions that align the interests of our executive officers with those of our shareholders such as a three-year cliff vesting schedule for purchased restricted stock and a five-year vesting schedule (with a three-year cliff) for options.

•	Introduced “Execution on Diversity and Inclusion Initiatives” as an individual goal for the Company’s 2021 annual cash bonus program.

•	Salaries and total bonus eligibility generally remained consistent with 2020 levels.

Compensation and Governance Best Practices

Our executive compensation program includes a number of compensation practices intended to promote good corporate governance and align the interests of management with those of our shareholders:

What We Do:		What We Don’t Do:

☑	Limit incentive compensation—a 3x cap on the maximum payout of the portion of annual cash bonuses tied to Company performance.	☒	No tax gross-ups—we do not provide tax gross-ups to our executive officers.

☑	Maintain stock ownership guidelines—we have robust stock ownership guidelines for directors, our Chief Executive Officer and our other named executive officers.	☒	No repricing of options—we do not allow repricing of underwater stock options unless approved by our shareholders.

☑	Set challenging performance goals—we set rigorous corporate performance targets that we believe motivate our executives to deliver value to our shareholders.	☒	No defined benefit pension—we do not maintain a defined benefit pension plan for our executive officers.

☑	Tie incentive compensation to achievement of financial performance metrics—we disclose the financial performance metrics used in our incentive bonuses and maintain a pay mix that is weighted to performance-based compensation.	☒	Restrictions on Dividends and Dividend Equivalents—our Equity Plan prohibits participants from receiving current dividends that are paid before the underlying award vests and is paid.

☑	Minimum vesting requirement—awards granted under the Equity Plan have a one year minimum vesting requirement (subject to a 5% carve-out).	☒	Do not incentivize excessive risk taking—we annually assess our compensation program to mitigate compensation-related risks.

☑	Clawback policy—we maintain a clawback policy covering performance-based cash and equity compensation for current and former executive officers (including all named executive officers).	☒	Limited perks—we provide only modest perquisites to our executive officers and most benefits are available to all eligible employees.

☑	Limits on non-employee director compensation—our Equity Plan contains a separate limit on the value of equity awards and cash fees that may be awarded annually to non-employee directors.	☒	Anti-hedging and anti-pledging policy—hedging and pledging transactions are strictly prohibited under our Amended and Restated Insider Trading Policy.

Compensation Philosophy, Objectives, and Process

Our compensation philosophy centers on:

•	Pay for Performance: Compensation should be tied to the achievement of financial targets and operating and strategic goals.

•

Equity Ownership: A significant part of our compensation program is in the form of equity-based awards. These awards serve to align the interests of our executive officers with those of our shareholders, encourage long-term retention and incentivize long-term value creation.

2021 Proxy Statement	|	35

•	Individual Performance: Compensation should take into account and reward individual performance and contributions to our success.

Role of the Compensation Committee and our Chief Executive Officer. The Compensation Committee oversees our executive compensation program and is responsible for approving the compensation paid to, and the agreements entered into with, our executive officers, including our named executive officers. The Compensation Committee determines the salary, annual cash incentive compensation and equity compensation of our executive officers, including our named executive officers. The Compensation Committee applies the same general principles to the compensation-related decisions it makes for all of our named executive officers, regardless of position.

Our Chief Executive Officer provides recommendations to the Compensation Committee with respect to compensation-related decisions for our other executive officers, including salary adjustments, target annual cash bonus awards and equity awards, and also provides an assessment of each officer’s individual performance. The Compensation Committee considers these recommendations as one factor when making decisions regarding the compensation of these named executive officers; however, the Compensation Committee is ultimately responsible for approving named executive officer compensation. With respect to our Chief Executive Officer, the Compensation Committee annually reviews and approves the corporate and individual goals relevant to compensation, evaluates performance in light of those goals, and determines and approves compensation based on this evaluation.

Role of Compensation Consultant and Benchmarking. Although we may decide to do so in the future, neither the Company nor the Compensation Committee currently uses a compensation consultant or compensation benchmarking comparison data to assist in the determination of the compensation to be paid to our named executive officers. The Compensation Committee relies on the factors described in this Compensation Discussion and Analysis in making compensation decisions for our named executive officers.

The Role of Shareholder Say-on-Pay Vote. The Compensation Committee reviewed the results of the Company’s 2020 Annual Meeting of Shareholders held on June 16, 2020 at which our shareholders overwhelmingly approved, on an advisory basis, the compensation of our named executive officers with approximately 92.6% of the votes cast voting in favor of the proposal. The Compensation Committee believes this affirms our shareholders’ support of the Company’s approach to executive compensation. Although the vote is non-binding, the Compensation Committee considered the results of the vote in its review of our executive compensation program. Based on this level of support and its assessment of the efficacy and appropriateness of our executive compensation program, the Compensation Committee did not implement substantial changes to our general compensation program, although the Compensation Committee provided incremental long-term incentive compensation and revised annual cash bonus compensation to reflect the continued uncertainty as a result of the ongoing impact of COVID-19 to the business, as further described above.

Elements of Executive Compensation

The compensation of our named executive officers consists of salary, an annual cash bonus, equity awards, and employee benefits that are generally made available to all eligible employees and certain other benefits, as described below. Our named executive officers are also entitled to certain compensation and benefits upon a qualifying termination of employment pursuant to severance agreements, which are more fully described in “Potential Payments Upon Termination or Change of Control” found elsewhere in this Proxy Statement.

Salary. Salaries for our named executive officers provide a fixed, base level of cash compensation. It is our philosophy to maintain a conservative level of base cash compensation, with greater emphasis placed on short- and long-term incentive compensation. Salaries for our named executive officers are reviewed annually by the Compensation Committee. When reviewing salaries, the Compensation Committee takes into account such factors as each officer’s experience and individual performance, the Company’s performance as a whole and general industry conditions, but does not assign specific weighting to any factor. Consistent with the philosophy of maintaining a conservative level of base cash compensation, we have generally provided for modest salary increases on an annual basis.

For fiscal 2020, the Compensation Committee approved an increase of 3% in the salaries for our named executive officers, other than for Mr. Kramer, which was aligned with the Company-wide targeted salary increase of 3% proposed by management in our annual operating budget. The Compensation Committee increased Mr. Kramer’s salary by 14% to reflect expanded responsibilities following leadership changes that occurred at the end of fiscal 2019, including Mr. Lissy’s transition from Executive Chairman to non-employee Chair.

All salary increases were approved prior to the onset of the pandemic. As a result of the impact of COVID-19 on our business and our employees, our executive officers agreed to voluntary reductions in their salaries from March 30, 2020 until the earlier of December 31, 2020 or such time as a majority of the Bright Horizons centers that

36	|	Bright Horizons

temporarily closed as a result of COVID-19 reopened. Mr. Kramer voluntarily elected to forgo 100% of his salary and Mses. Bearfield, Boland and Burke Afonso and Mr. Casagrande each voluntarily elected to reduce their salaries by 25%. As of August 31, 2020, a majority of Bright Horizons centers had reopened and, accordingly, executive salaries were reinstated.

The table below summarizes the salary changes for our named executive officers for fiscal 2020 as approved by the Compensation Committee:

Named Executive Officer	Approved 2020 Salary(1)	2020 Forfeited Salary	2020 Net Salary(2)	2019 Salary
Stephen H. Kramer	$480,000	$203,077	$276,923	$420,755
Elizabeth J. Boland	$352,000	$ 37,231	$314,769	$341,986
Mary Lou Burke Afonso	$315,000	$ 33,317	$281,683	$305,964
Maribeth Bearfield	$284,000	$ 30,038	$253,962	$275,834
John G. Casagrande	$258,300	$ 27,320	$230,980	$250,776

(1)	Represents the 2020 salary amounts approved by the Compensation Committee in February 2020.
(2)	Represents net salary received by the named executive officers following the voluntary salary forfeitures from March 30, 2020 through August 31, 2020 as described above.

Annual Cash Bonus. Our annual cash bonus program under our Annual Incentive Plan was established to promote and reward the achievement of key strategic and business goals as well as individual performance and is designed to motivate our executive officers to meet or exceed annual performance goals. For fiscal 2020, 50% of the cash bonus awards granted to our named executive officers was based on the achievement of pre-established corporate performance goals and 50% was based on a qualitative assessment of individual performance goals, as follows:

Annual Cash Bonus

Each named executive officer receives a target award opportunity under this program that is expressed as a percentage of the executive’s salary. Each executive’s target award opportunity is established by the Compensation Committee based on the individual’s scope of responsibilities and his or her potential contributions to the achievement of the Company’s strategic goals.

For fiscal 2020, as a result of Mr. Lissy’s transition from Executive Chairman to non-employee Chair as well as the appointment of new executive officers, the Compensation Committee reviewed the overall compensation structure for executive officers and approved increases to Mr. Kramer’s and Ms. Boland’s target cash bonus award opportunity to reflect these leadership changes as well as to align overall executive officer compensation. The table below summarizes the target award bonus opportunity for our named executive officers for fiscal 2020 as approved by the Compensation Committee:

Named Executive Officer	2020 Target Bonus Opportunity (% of salary)	2019 Target Bonus Opportunity (% of salary)
Stephen H. Kramer	145%	125%
Elizabeth J. Boland	100%	75%
Mary Lou Burke Afonso	100%	100%
Maribeth Bearfield	50%	50%
John G. Casagrande	35%	35%

2021 Proxy Statement	|	37

Individual Performance. The individual goals applicable to all of our named executive officers are communicated at the beginning of the fiscal year and for 2020 generally encompassed:

• Leadership skills and strategic vision	• Board and Board committee relations
• Strategic planning and execution	• External relations, including awards and recognition
• Culture and brand building	• Innovation and change management
• Integration of acquisitions	• Capital markets and efficient capital deployment
• Employee, parent and client satisfaction	• Succession planning and employee development
• Demonstrated ethics and values in line with those of our Company • Shareholder relations	• Other strategic and tactical decisions employed during the year to execute on the Company’s strategic plan and achieve financial performance targets for 2020

During the first quarter of 2021, the Compensation Committee evaluated the individual performance of our named executive officers for fiscal 2020 and considered the various individual and business factors outlined above, each named executive officer’s strategic and operational decisions and their contributions to our achievement of the corporate performance goals, and their other efforts to strengthen the Company’s performance. The Compensation Committee also considered management’s comprehensive COVID-19 response, as discussed above, as an additional factor in determining whether to award the portion of the annual cash bonus award based on individual performance. After review and discussion, the Compensation Committee determined that each named executive officer earned 100% of the 50% portion of the annual cash bonus award based on individual performance.

Corporate Performance. The corporate performance goals are designed to be challenging targets that we believe motivate and incent our executive officers to deliver value to our shareholders. For the 50% portion of the cash bonus awards based on the achievement of pre-established corporate performance goals, the Compensation Committee selected adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”)(1) and adjusted earnings per diluted share (“Adjusted EPS”)(1) as the corporate performance metrics for our annual cash bonus program for fiscal 2020. The Compensation Committee selected Adjusted EBITDA as it reflects the Company’s cash flow generation on a consistent basis and is a strong overall indicator of the Company’s operational performance. Adjusted EPS was selected as a corporate performance metric as it reflects the Company’s overall operating and financial achievements adjusted for the impact of certain non-cash charges and non-recurring transactions.

At the beginning of fiscal 2020, the Compensation Committee established target Adjusted EBITDA and Adjusted EPS corporate performance goals for the 2020 annual cash bonus awards. The Compensation Committee determined to equally weight these goals for the portion of the bonus award based on corporate performance—50% based on meeting an Adjusted EBITDA target level and 50% based on meeting an Adjusted EPS target level. Each target performance level (each, a “Target”) represents growth over the prior year’s performance. Achievement of Adjusted EBITDA and Adjusted EPS at their respective growth Targets results in 100% of the corporate performance portion of the annual cash bonus award being earned, subject to a proportional increase or decrease in the amount earned based on whether or not the Company’s performance for the year was either above or below the Target. There is a payout on a sliding scale if the Company outperforms or underperforms the Target with the maximum amount that can be paid to an executive officer based on the Company’s over-achievement of performance metrics capped at three times (300%) the portion of the annual cash bonus based on corporate performance.

For purposes of determining the 2020 annual cash bonus awards based on corporate performance:

•	Adjusted EBITDA for 2020 was $224.4 million (a reduction of $170.5 million from fiscal 2019), which was 0% of the Adjusted EBITDA Target of growth of $52 million over fiscal 2019.

•	Adjusted EPS for 2020 was $1.55 (a reduction of $2.12 per share from fiscal 2019), which was 0% of the Adjusted EPS Target of growth of $0.53 per share over fiscal 2019.

Based on the above results, the Company’s overall financial performance in 2020, as measured by Adjusted EBITDA and Adjusted EPS, resulted in a weighted average performance achievement of 0% for the portion of the annual cash bonus award tied to corporate performance goals.

(1)

Adjusted EBITDA and Adjusted EPS are financial measures that are not calculated in accordance with generally accepted accounting principles in the United States, which commonly are referred to as “non-GAAP measures.” For fiscal 2020, Adjusted EBITDA represents EBITDA adjusted to exclude the impact of (i) stock-based compensation expense, (ii) COVID-19 related costs and (iii) certain other costs. We calculate Adjusted EPS based on adjusted net income, which represents net income determined in accordance with generally accepted accounting principles in the United States, adjusted to exclude the impact of (i) stock-based compensation expense, (ii) amortization of intangible assets, (iii) COVID-19 related costs, (iv) certain other costs, and (v) the income tax provision (benefit) thereon, divided by the diluted weighted average number of our common shares. Please see “Item 7. Management’s Discussion and Analysis of Financial Condition—Non-GAAP Financial Measures and Reconciliation” in our 2020 Annual Report for additional information on Adjusted EBITDA and Adjusted EPS and a reconciliation of these non-GAAP financial measures.

38	|	Bright Horizons

While the Compensation Committee has discretion to include, exclude or adjust for certain non-recurring or isolated charges, or to adjust the amount that each named executive officer earns with respect to his or her annual cash bonus based on other factors it deems appropriate, in awarding 2020 cash bonuses, the Compensation Committee did not make any such adjustments given the Company’s fiscal 2020 performance as a result of the impact of COVID-19. The Compensation Committee also elected not to reset or modify the Targets during 2020 due to the impact of COVID-19 on the business.

2020 Annual Cash Bonus Payout. During the first quarter of 2021, the Compensation Committee assessed for each named executive officer (1) the achievement of individual performance goals, including the strategic and operational decisions made to achieve the Company’s financial performance targets, and (2) the overall corporate performance achievement at 0% of target. The below table summarizes how the Compensation Committee determined the 2020 annual cash bonus awards:

Individual Performance (Weighted 50%) Comprised of individual goals described on page 38, which are qualitatively assessed by the Compensation Committee			Corporate Performance (Weighted 50%) Composed of Adjusted EBITDA Target and Adjusted EPS Target, each of which are equally weighted

Salary	X	Target Opportunity (% of Salary)	X	Performance Achievement (50% Based on Individual and 50% Based on Corporate)(1)	=	Payout

(1)	Subject to a 3x maximum achievement.

Based on the above assessment, the Compensation Committee determined that our named executive officers would receive the following total cash bonuses for fiscal 2020 under our annual cash bonus plan:

Named Executive Officer	Target Bonus Opportunity as % of Salary for Fiscal 2020	Individual Performance (50%)	Corporate Performance (50%)			Weighted Average Total Bonus	Actual Bonus Paid as % of Salary for Fiscal 2020
			Adjusted EBITDA (25%)	Adjusted EPS (25%)	Weighted Average Achievement
Stephen H. Kramer	145%	100%	0%	0%	0%	50%	72.5%
Elizabeth J. Boland	100%	100%	0%	0%	0%	50%	50.0%
Mary Lou Burke Afonso	100%	100%	0%	0%	0%	50%	50.0%
Maribeth Bearfield	50%	100%	0%	0%	0%	50%	25.0%
John G. Casagrande	35%	100%	0%	0%	0%	50%	17.5%

Equity Awards. The largest single component of our executive compensation program has been the annual granting of equity-based awards in the form of stock options and purchased restricted stock. Purchased restricted stock requires payment by our executives in an amount equal to 50% of the fair market value of the shares on the date of the award. The fiscal 2020 Equity Choice Plan awards recognize fiscal 2019 performance and were granted in February 2020.

Our equity compensation program for our named executive officers and other key employees permits our executives to elect to receive their annual equity award in the form of (1) non-qualified stock options, (2) purchased restricted stock, or (3) a combination of the two (the “Equity Choice Plan”).

Our Equity Choice Plan awards include certain provisions that align the interests of our executive officers with those of our shareholders, such as:

•

executives who elect purchased restricted stock are required to make an upfront, personal investment in the underlying award by paying 50% of the fair market value of the underlying shares on the grant date to receive the underlying award;

•

a three-year cliff-vesting for purchased restricted stock, with such shares being subject to a risk of forfeiture in the event the recipient leaves the Company before the vesting date (except in the event of a change-of-control or upon death or disability); and

•	a five-year vesting schedule for options with the initial vesting (60%) on the third anniversary of grant.

The Compensation Committee believes these equity-based awards serve to align the interests of our named executive officers with those of our shareholders and to encourage retention and promote a longer-term, strategic view. We consider stock options to be performance-based because no value is created unless (1) the value of our common stock appreciates after grant and (2) the same value is created for our shareholders.

Determination of Share Amounts. Under the Equity Choice Plan, the number of shares of our common stock subject to each stock option award is determined by the Compensation Committee based on the target incentive compensation value for each executive and the Black-Scholes value of an option at the time of the grant, which could be adjusted at the discretion of the Compensation Committee.

2021 Proxy Statement	|	39

For fiscal 2020, the number of shares of purchased restricted stock to be issued approximately equaled 185% of the executive’s target incentive compensation value divided by 50% of the fair market value of a share of Company common stock, as measured by the average closing price of our common stock for a 90-day period occurring prior to January 1st (typically, the most recently completed calendar quarter). The Compensation Committee increased the number of shares of purchased restricted stock issued under the Equity Choice Plan from 120% of the executive’s target incentive compensation in fiscal 2019 to 185% in fiscal 2020 to align the long-term value of the purchased restricted stock with that of stock options.

Purchased Restricted Stock Payments by Named Executive Officers in Fiscal 2020. An executive who elects to receive purchased restricted stock is required to pay a purchase price on the date of grant equal to 50% of the fair market value of the shares of our common stock on the date of the award. In fiscal 2020, this resulted in the following payments made by the named executive officers and the corresponding restricted stock received:

Named Executive Officer	Purchase Price Paid by each Named Executive Officer ($)	Shares of Restricted Stock (#)
Stephen H. Kramer	2,259,271	26,600
Elizabeth J. Boland	1,104,155	13,000
Mary Lou Burke Afonso	596,244	7,020
Maribeth Bearfield	356,727	4,200
John G. Casagrande	—	—

In the event the executive’s employment with the Company terminates prior to the vesting date, in certain circumstances, the Company may, but is not obligated to, repurchase the shares subject to the award at a price equal to the lesser of cost or fair market value. Purchased restricted stock awards vest as to 100% of the restricted stock on the earliest of the third anniversary of the grant date, a change of control of the Company, or the termination of the participant’s employment by reason of death or disability (subject to continued service with the Company through the applicable vesting date). Stock options granted under this program vest over five years with 60% of the stock options vesting on the third anniversary of the grant date, an additional 20% vesting on the fourth anniversary of the grant date and the final 20% vesting on the fifth anniversary of the grant date (subject to continued service with the Company through each applicable vesting date). The Compensation Committee applies these three- and five-year vesting periods to encourage retention and long-term focus on the Company’s overall performance.

In the first quarter of 2020, the Compensation Committee granted equity awards under the 2020 Equity Choice Plan with aggregate targeted values equal to a percentage of salary as indicated below. These targeted values did not change from the targeted values established by the Compensation Committee in fiscal 2019 except the target value for Mr. Kramer was increased to reflect Mr. Lissy’s transition from Executive Chairman to non-employee Chair and other executive leadership changes that went into effect as of December 31, 2019, and the target value was increased for Ms. Burke Afonso and Mr. Casagrande to appropriately align their awards with the other named executive officers in light of the 2020 executive officer leadership changes.

Each award contains certain provisions to align the interests of our executive officers with those of our shareholders as further described above.

Named Executive Officer	2020 Target Value of Equity Awards (% of annual salary)	2019 Target Value of Equity Awards (% of annual salary)
Stephen H. Kramer	225%	200%
Elizabeth J. Boland	150%	150%
Mary Lou Burke Afonso	150%	135%
Maribeth Bearfield	100%	100%
John G. Casagrande(1)	100%	$150,000

(1)

Mr. Casagrande’s 2019 target value reflected a dollar amount target value rather than a percentage of his salary due to differences in his compensation structure prior to his appointment as an executive officer.

Information about the number of stock options granted to, and/or restricted shares purchased by, our named executive officers in 2020 is included in the “Grants of Plan-Based Awards” table and accompanying footnotes below, including the amounts paid by our named executive officers to purchase restricted stock in fiscal 2020.

Benefits and Perquisites. We provide modest benefits and perquisites to our named executive officers. Most of these benefits, such as matching contributions under our tax-qualified retirement plan—the Bright Horizons 401(k) Plan—and basic health and welfare benefit coverage, are available to all eligible employees.

40	|	Bright Horizons

Under the 401(k) Plan, employees’ elective deferrals are immediately vested and non-forfeitable. Each plan year, we may, but are not required to, make discretionary matching contributions and other employer contributions on behalf of eligible employees. For 2020, we matched 25% of each participant’s contributions on the initial 8% of the participant’s compensation, provided that the participant had at least one year of service. Employer matching contributions and other employer contributions begin to vest 20% per year after two years of service with us and fully vest after six years of service. For our executive officers who participate in our 401(k) Plan and have more than six years of service, all matching contributions are fully vested at the date of match.

In addition to the 401(k) Plan match, in 2020, we provided modest supplemental benefits and programs to certain named executive officers as described below. The compensation associated with these benefits is included in the “Summary Compensation Table.”

•	Company-paid supplemental disability insurance—provided to Ms. Boland.

•

Matching contribution under our nonqualified deferred compensation plan—provided to Messrs. Casagrande and Kramer and Ms. Burke Afonso in connection with their election to participate in this plan for fiscal 2020 (as described below).

Our nonqualified deferred compensation plan (the “NQDC Plan”) for our executive officers and other highly compensated employees allows participants to defer up to 50% of salary and up to 100% of paid bonus compensation and receive earnings on these deferred amounts. We provide for discretionary matching contributions under this plan, which for fiscal 2020 was 25% of a participant’s elective deferral, up to $2,500 per year. Participants are fully vested in their elective deferrals, and Company matching contributions vest on the same schedule as under the 401(k) Plan, as described above.

Change of Control / Severance Agreements. All our named executive officers have severance agreements with the Company, which include severance, change of control, and restrictive covenant provisions. We believe that change of control arrangements provide our executives with security that will likely reduce any reluctance they may have to pursue a change of control transaction that could be in the best interests of our shareholders. We also believe that reasonable severance and change of control benefits are necessary in order to attract and retain high-quality executive officers. For more information on the severance agreements with our named executive officers, please see the description in “Potential Payments Upon Termination or Change of Control” found elsewhere in this Proxy Statement.

Other Key Compensation Practices

Executive Clawbacks. The Company has adopted a clawback policy that covers current and former executive officers who are or were subject to the requirements of Section 16 of the Exchange Act (including all of our named executive officers). This policy provides that if any such current or former executive officer has engaged in misconduct which materially contributed to a material restatement of the Company’s financial results, the Compensation Committee has the right to use reasonable efforts to recover from such executive officer an amount of performance-based compensation (including annual and long-term incentives, either cash or equity) awarded during the three-year period preceding such restatement equal to the amount of excess compensation awarded or earned had the compensation been calculated based on the restated financial results. The Compensation Committee will review any required changes to the clawback policy in light of evolving regulatory requirements, including under the Dodd-Frank Wall Street Reform and Consumer Protection Act. Additionally, under the Sarbanes-Oxley Act, our Chief Executive Officer’s and Chief Financial Officer’s annual cash incentive payments and equity-based awards are subject to recoupment under circumstances where the Company materially fails to comply with a financial reporting requirement as a result of misconduct.

Anti-Hedging Policy and Anti-Pledging. The Company’s Amended and Restated Insider Trading Policy prohibits employees, executive officers and members of the Board (including family members and controlled entities) from purchasing securities or other financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities. Similarly, directors, officers and employees (including family members and controlled entities) are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

No “Gross-ups.” The Company does not provide tax “gross-ups” for compensation, perquisites or other benefits provided to our executive officers.

No Repricing of Stock Options. The Company cannot reprice underwater stock options without shareholder approval.

Cap / Limit on Incentive Bonus. The Compensation Committee has implemented a three times (3x) cap on the maximum amount that could be paid to an executive under the portion of our annual cash bonus tied to

2021 Proxy Statement	|	41

corporate performance. The Compensation Committee believes such a limit will ensure that our annual cash bonus program rewards positive Company performance without creating an incentive to engage in undue risk or providing a windfall to an executive.

Stock Ownership Guidelines. The Company has stock ownership guidelines that apply to our Chief Executive Officer, named executive officers and non-employee directors to further align the interests of our executive officers and directors with the interests of the Company’s shareholders. Under our guidelines, our Chief Executive Officer is expected to own shares of Company stock with a market value of at least five times (5x) his/her annual salary, each other named executive officer is expected to own shares of Company stock with a market value of at least three times (3x) his/her annual salary, and each non-employee director is expected to own shares of Company stock with a market value of at least five times (5x) the annual cash retainer paid to non-employee directors for service on the Board. Non-employee directors, named executive officers and our Chief Executive Officer have five years from the date they become subject to the guidelines to meet the target. The Compensation Committee reviews compliance with these guidelines annually.

As of December 31, 2020, our Chief Executive Officer and each of our other named executive officers with the requisite years of service had met or exceeded this stock ownership requirement and all of our non-employee directors with requisite years of service had met or exceeded this stock ownership requirement.

Tax Considerations (Section 162(m))

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code (the “Code”) generally limits deductibility of compensation that a publicly traded company pays to certain “covered employees,” up to $1 million per year. Covered employees for this purpose include the Company’s Chief Executive Officer, Chief Financial Officer, the next three most highly compensated executive officers, and any such “covered employee” for a year after 2016. The Compensation Committee believes in the importance of retaining flexibility to approve compensation arrangements that promote the objectives of the Company’s compensation program, even if such arrangements may not qualify for full or partial tax deductibility. While the Compensation Committee considers tax consequences to the Company as a factor when it makes compensation determinations, the Compensation Committee reserves discretion to award compensation that is not fully deductible under Section 162(m) if the Compensation Committee believes that such compensation will best attract, retain, and reward executives, contribute to our business objectives and achievement of our strategic goals and in furtherance of our compensation principles described above.

Risk Assessment of Overall Compensation Program

The Compensation Committee has reviewed with management the design and operation of our compensation program for all employees, including our executive officers, for the purpose of determining whether such program might encourage unnecessary or excessive risk-taking. In the case of all employees, salaries are fixed in amount and thus do not encourage risk taking. For eligible employees, including our executive officers and other members of senior management, our equity awards are long-term awards that help align the interests of our employees with those of our shareholders. These awards are made on an annual basis and subject to multi-year vesting schedules (three years in the case of restricted stock awards and five years in the case of stock options). The ultimate value of these awards is tied to the Company’s long-term stock price performance and based on this long-range focus, we believe should not encourage unnecessary or excessive risk-taking. Our annual cash bonus plan was established to promote and reward the achievement of key annual corporate performance goals as well as individual performance. Each executive officer receives a target award opportunity under this program that is expressed as a percentage of the executive’s salary. While 50% of the annual cash incentive bonus is based on achievement of annual corporate performance goals, and such goals are, by definition, short-term in nature, the Company’s annual incentive program represents only a portion of the total compensation opportunity.    Additionally, the maximum amount that can be paid to an executive officer based on the Company’s over-achievement of performance metrics is capped at three times (3x) the portion of the target bonus based on Company performance. In light of the above, the Compensation Committee, after discussion with management, believes that the Company’s compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.

42	|	Bright Horizons

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Bright Horizons specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Submitted by the Compensation Committee,

Jordan Hitch, Chair

Lawrence M. Alleva

Joshua Bekenstein

2021 Proxy Statement	|	43

Summary Compensation Table

The following table sets forth information about compensation earned by, or awarded or paid to our named executive officers for the fiscal years specified below as required to be reported under SEC rules and regulations.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Stephen H. Kramer	2020	276,923	348,000	2,259,271	—	—	11,433	2,895,627
Chief Executive Officer and President	2019	420,755	262,972	538,736	437,721	230,889	4,504	1,895,577
	2018	408,500	255,313	1,354,032	1,134,966	234,377	3,133	3,390,320

Elizabeth J. Boland	2020	314,769	176,000	1,104,155	—	—	6,230	1,601,154
Chief Financial Officer	2019	341,986	128,245	425,785	186,857	112,599	4,905	1,200,377
	2018	332,026	124,510	423,218	195,340	114,300	5,325	1,194,719

Mary Lou Burke Afonso	2020	281,683	157,500	596,244	203,254	—	5,799	1,244,480
Chief Operating Officer,	2019	305,964	152,982	210,597	256,605	134,318	4,283	1,064,749
North America Center Operations	2018	297,052	148,526	131,427	336,552	136,347	4,097	1,054,001

Maribeth Bearfield(*)	2020	253,962	71,000	356,727	122,237	—	—	803,925
Chief Human Resources Officer	2019	275,834	68,959	—	287,030	60,546	—	692,369

John G. Casagrande(*)	2020	230,980	45,203	—	277,165	—	6,373	559,721
General Counsel and Secretary	2019	250,776	52,663	—	154,996	30,825	6,606	495,866

*	Effective December 31, 2019, Mr. Casagrande and Ms. Bearfield were appointed executive officers of the Company.
(1)

Salary amounts are not reduced to reflect amounts contributed by the named executive officer to the 401(k) Plan or to the NQDC Plan. Beginning March 30, 2020, our named executive officers agreed to voluntary reductions in their salaries until the earlier of December 31, 2020 or such time as a majority of the Bright Horizons centers that temporarily closed as a result of COVID-19 reopened. Mr. Kramer voluntarily elected to forgo 100% of his salary and Mses. Bearfield, Boland and Burke Afonso and Mr. Casagrande each voluntarily elected to reduce their salaries by 25%. As of August 31, 2020, a majority of Bright Horizons centers had reopened and salaries were reinstated.

(2)

Amounts shown reflect the cash amounts paid to our named executive officers under our annual cash bonus plan for each fiscal year that was earned based on individual performance, which is described in “Elements of Executive Compensation—Annual Cash Bonus” above. These payments are made in the year following the fiscal year to which the payment relates.

(3)

The amounts included in the “Stock Awards” column represent the aggregate grant date fair value of all restricted stock awards granted in 2020, 2019, and 2018 and reflect the 50% purchase price paid by the respective officer, which in fiscal 2020 was as follows: Mr. Kramer paid $2,259,271; Ms. Boland paid $1,104,155; Ms. Burke paid $596,244 and Ms. Bearfield paid $356,727. In 2020, Mr. Casagrande did not elect to receive restricted stock awards. These values have been determined in accordance with FASB ASC Topic 718 and do not contemplate forfeitures by the respective executives. For a description of the assumptions used for purposes of determining the grant date fair value of restricted stock awards granted in all three years, please see Note 14 to our audited consolidated financial statements included in our 2020 Annual Report. For more information regarding the restricted stock awards granted in 2020, please see the “Grants of Plan-Based Awards” table.

(4)

The amounts included in the “Option Awards” column represent the aggregate grant date fair value of all stock options granted in 2020, 2019, and 2018. These values have been determined in accordance with FASB ASC Topic 718 and do not contemplate forfeitures by the respective executives. For a description of the assumptions used for purposes of determining the grant date fair value of stock options granted in all three years, please see Note 14 to our audited consolidated financial statements included in our 2020 Annual Report. For more information regarding the stock option awards granted in 2020, please see the “Grants of Plan-Based Awards” table.

(5)

Amounts shown reflect the cash amounts paid to our named executive officers under our annual cash bonus plan for each fiscal year that was earned based on Company performance, which is described in “Elements of Executive Compensation—Annual Cash Bonus” above. These payments are made in the year following the fiscal year to which the payment relates. In 2020, the $0 cash amount paid to our named executive officers reflects that no amounts were earned based on Company performance due to the impact of COVID-19 on our business.

(6)

Amounts shown in the “All Other Compensation” column include the following: matching contributions made to the 401(k) Plan on behalf of certain named executive officers; matching contributions made to the NQDC Plan on behalf of Messrs. Casagrande and Kramer and Ms. Burke Afonso; supplemental disability insurance premiums paid by the Company on behalf of Ms. Boland; and the employee portion of Mr. Kramer’s medical and dental benefits that the Company paid on his behalf during the period Mr. Kramer elected to forgo his salary as described above, each as set forth in the table below.

Name	Year	401(k) Match ($)	Deferred Compensation Plan Match ($)	Supplemental Medical and Disability Insurance ($)	Temporary Medical and Dental Coverage ($)	Total ($)
Stephen H. Kramer	2020	3,182	2,061	—	6,190	11,433
Elizabeth J. Boland	2020	4,942	—	1,288	—	6,230
Mary Lou Burke Afonso	2020	3,299	2,500	—	—	5,799
Maribeth Bearfield	2020	—	—	—	—	—
John G. Casagrande	2020	3,873	2,500	—	—	6,373

44	|	Bright Horizons

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards in 2020.

Name	Type of Award	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock (#)(3)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
				Target ($)(1)	Maximum ($)(2)
Stephen H. Kramer	Annual Cash Bonus			696,000	1,392,000
	Restricted Stock	2/24/2020	2/19/2020			26,600			2,259,271

Elizabeth J. Boland	Annual Cash Bonus			352,000	704,000
	Restricted Stock	2/24/2020	2/19/2020			13,000			1,104,155

Mary Lou Burke Afonso	Annual Cash Bonus			315,000	630,000
	Restricted Stock	2/24/2020	2/19/2020			7,020			596,244
	Stock Options	2/24/2020	2/19/2020				5,720	$169.87	203,254

Maribeth Bearfield	Annual Cash Bonus			142,000	284,000
	Restricted Stock	2/24/2020	2/19/2020			4,200			356,727
	Stock Options	2/24/2020	2/19/2020				3,440	$169.87	122,237

John G. Casagrande	Annual Cash Bonus			90,405	180,810
	Stock Options	2/24/2020	2/19/2020				7,800	$169.87	277,165

(1)

These amounts represent the target cash bonus opportunities under our 2020 annual cash bonus plan with respect to both Company and individual performance. The actual amount of the bonus earned by each named executive officer for fiscal 2020 is reported in the “Summary Compensation Table.” For a description of the Company and individual performance targets relating to the annual cash bonus, please refer to “Elements of Executive Compensation—Annual Cash Bonus” above.

(2)

These amounts represent achievement of 100% of the target annual cash bonus tied to individual performance and achievement of 300% (the maximum permitted) of the target annual cash bonus tied to corporate performance.

(3)

These amounts reflect restricted stock awards. Restricted stock awards were granted as part of the 2020 Equity Choice Plan and vest as to 100% of the restricted stock on the earliest of the third anniversary of the date of grant, a change of control of the Company, or the termination of the participant’s employment by reason of death or disability (subject to continued service with the Company through the applicable vesting date). The purchase price of each restricted stock award is equal to 50% of the fair market value of a share of our common stock on the grant date. For the 2020 awards, the following amounts were paid in cash on the grant date by executives who elected to receive purchased restricted stock:

Named Executive Officer	Purchase Price Paid by each Named Executive Officer ($)	Shares of Restricted Stock (#)
Stephen H. Kramer	2,259,271	26,600
Elizabeth J. Boland	1,104,155	13,000
Mary Lou Burke Afonso	596,244	7,020
Maribeth Bearfield	356,727	4,200
John G. Casagrande	—	—

(4)	In 2020, Mr. Casagrande did not elect to receive restricted stock awards.
(5)

These amounts reflect options to purchase shares of our common stock. Stock options were granted as part of the 2020 Equity Choice Plan and vest 60% of the stock options on the third anniversary of the date of grant, and 20% on each of the fourth and fifth anniversary of the date of grant, subject to continued service with the Company through each applicable vesting date, and have a term of seven years.

(6)	The exercise price of each stock option is equal to the fair market value of a share of our common stock on the grant date.
(7)

Amounts shown reflect the total grant date fair value of the stock and option awards granted in 2020, determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14 to our audited Consolidated Financial Statements included in our 2020 Annual Report. These amounts do not reflect actual amounts that may be paid to or realized by our named executive officers and do not contemplate forfeitures by the respective executives. See footnotes (3) and (4) to the “Summary Compensation Table.”

2021 Proxy Statement	|	45

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding equity awards held by our named executive officers as of December 31, 2020.

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price(2)	Option Grant Date	Option Expiration Date(3)	Number of Shares or Units of Stock that Have Not Vested (#)(4)	Market Value of Shares or Units of Stock that Have Not Vested ($)(5)
Stephen H. Kramer	—	42,700	$94.03	1/2/2018	1/2/2025	28,800	4,982,112	(6)
	—	15,250	$122.44	2/25/2019	2/25/2026	8,800	1,522,312	(7)
	—	—	—	—	—	26,600	4,601,534	(8)

Elizabeth J. Boland	—	3,000	$63.19	1/15/2016	1/15/2023	8,775	1,517,987	(9)
	—	6,965	$96.46	2/23/2018	2/23/2025	6,955	1,203,145	(7)
	—	6,510	$122.44	2/25/2019	2/25/2026	13,000	2,248,870	(8)

Mary Lou Burke Afonso	8,800	—	$47.35	1/12/2015	1/12/2022	2,725	471,398	(9)
	25,800	6,450	$63.19	1/15/2016	1/15/2023	3,440	595,086	(7)
	4,608	3,072	$69.14	2/24/2017	2/24/2024	7,020	1,214,390	(8)
	—	12,000	$96.46	2/23/2018	2/23/2025	—	—
	—	8,940	$122.44	2/25/2019	2/25/2026	—	—
	—	5,720	$169.87	2/24/2020	2/24/2027	—	—

Maribeth Bearfield	—	4,000	$71.16	1/25/2017	1/25/2024	4,200	726,558	(8)
	—	10,700	$96.46	2/23/2018	2/23/2025	—	—
	—	10,000	$122.44	2/25/2019	2/25/2026	—	—
	—	3,440	$169.87	2/24/2020	2/24/2027	—	—

John G. Casagrande	20,016	—	$14.54	5/2/2012	5/2/2022	—	—
	1,850	—	$47.35	1/12/2015	1/12/2022	—	—
	4,680	1,170	$63.19	1/15/2016	1/15/2023	—	—
	4,020	2,680	$69.14	2/24/2017	2/24/2024	—	—
	—	6,000	$96.46	2/23/2018	2/23/2025	—	—
	—	5,400	$122.44	2/25/2019	2/25/2026	—	—
	—	7,800	$169.87	2/24/2020	2/24/2027	—	—

(1)

Stock options vest as to 60% of the stock options on the third anniversary of the date of grant, and 20% on each of the fourth and fifth anniversaries of the date of grant, subject to continued service with the Company through each applicable vesting date.

(2)

The exercise price of each stock option awarded prior to our initial public offering on January 25, 2013 was set at or above the fair market value of a share of our common stock on the grant date as determined by our Board, based in part on an independent third-party valuation report. The exercise price of stock options awarded subsequent to January 25, 2013 is the closing price of our common stock on the date of grant.

(3)	Stock options awarded prior to January 25, 2013 have a 10-year term and stock options awarded on or after January 25, 2013 have a seven-year term.
(4)

Restricted stock awards vest as to 100% of the restricted stock on the earliest of the third anniversary of the date of grant, a change of control of the Company, or the termination of the participant’s employment by reason of death or disability, subject to continued service with the Company through the applicable vesting date.

(5)	The market value of stock awards that have not vested is determined based on the closing price of our common stock on December 31, 2020, or $172.99 per share.
(6)

The purchase price of restricted stock awards is equal to 50% of the fair market value of our common stock on the date of grant, or $47.015 per share for restricted stock awards granted on January 2, 2018.

(7)

The purchase price of restricted stock awards is equal to 50% of the fair market value of our common stock on the date of grant, or $61.22 per share for restricted stock awards granted on February 25, 2019.

(8)

The purchase price of restricted stock awards is equal to 50% of the fair market value of our common stock on the date of grant, or $84.935 per share for restricted stock awards granted on February 24, 2020.

(9)

The purchase price of restricted stock awards is equal to 50% of the fair market value of our common stock on the date of grant, or $48.23 per share for restricted stock awards granted on February 23, 2018.

46	|	Bright Horizons

Option Exercises and Stock Vested

The following table sets forth information regarding stock options that were exercised by our named executive officers during fiscal 2020 and shares of restricted stock held by our named executive officers that vested during fiscal 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Stephen H. Kramer	—	—	16,300	2,768,881
Elizabeth J. Boland	3,000(5)	184,950	17,000	2,887,790
Mary Lou Burke Afonso	15,418(6)	1,637,912	8,220	1,396,331
Maribeth Bearfield	6,000	585,152	10,000	1,628,700
John G. Casagrande	6,489(7)	703,058	—	—

(1)	Each stock option was exercisable for one share of our common stock.
(2)	Represents the difference between the aggregate exercise price of the stock options and the fair market value of these shares at the time of exercise multiplied by the number of options exercised.
(3)

On February 24, 2020, shares of purchased restricted stock granted on February 24, 2017 vested in full. At the time of grant, Mr. Kramer filed an election under Section 83(b) of the Code and thereby received the full number of shares of restricted stock granted on February 24, 2017 at the time of vesting. The other named executive officers elected to have withheld from the shares to be delivered on vesting a number of shares necessary to satisfy tax obligations. After such withholding, Ms. Boland received 11,846 shares and Ms. Burke Afonso received 6,169 shares. Mr. Casagrande did not elect to receive a grant of purchased restricted stock in 2017. On January 25, 2020, shares of purchased restricted stock granted to Ms. Bearfield on January 25, 2017 vested in full. Ms. Bearfield elected to have withheld from the shares to be delivered on vesting a number of shares necessary to satisfy tax obligations and, after such withholding, Ms. Bearfield received 7,417 shares.

(4)

Represents the fair market value of the underlying shares as of the vesting date multiplied by the number of shares that vested. Under the Company’s Equity Choice Plan, executives who elect to receive purchased restricted stock awards pay 50% of the fair market value of the underlying shares on the grant date, and the following named executive officers paid the respective purchase prices as of February 24, 2017—Mr. Kramer paid $563,491, Ms. Boland paid $587,690 and Ms. Burke Afonso paid $284,165 and, on January 25, 2017, Ms. Bearfield paid $355,800 for her award. These amounts are not accounted for in the above table.

(5)

On March 13, 2020, Ms. Boland net settled 3,000 options, whereby the Company withheld 2,176 shares that would otherwise have been delivered upon the exercise of the options to satisfy her tax obligations and the exercise price. After satisfying these obligations, Ms. Boland received 824 shares.

(6)

Out of the shares acquired on exercise listed above, on May 12, 2020, Ms. Burke Afonso net settled 5,418 options, whereby the Company withheld 3,431 shares that would otherwise have been delivered upon the exercise of the options to satisfy her tax obligations and the exercise price. After satisfying these obligations, Ms. Burke Afonso received 1,987 shares.

(7)

Out of the shares acquired on exercise listed above, on September 2, 2020, Mr. Casagrande net settled 1,989 options, whereby the Company withheld 962 shares that would otherwise have been delivered upon the exercise of the options to satisfy his tax obligations and the exercise price. After satisfying these obligations, Mr. Casagrande received 1,027 shares.

Nonqualified Deferred Compensation

The following table sets forth certain information with respect to the NQDC Plan as of December 31, 2020 for our named executive officers who elected to participate in the plan.

Name	Executive Contributions in 2020 ($)(1)	Company Contributions in 2020 ($)(1)	Aggregate Earnings in 2020 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2020 ($)(2)
Stephen H. Kramer	8,243	2,061	27,997	(99,221)	179,331
Elizabeth J. Boland	—	—	8,277	—	127,828
Mary Lou Burke Afonso	56,864	2,500	9,878	—	69,242
Maribeth Bearfield	—	—	—	—	—
John G. Casagrande	64,813	2,500	80,990	—	496,527

(1)

Contributions are reported as compensation in the “Summary Compensation Table” consisting of (i) the deferral of eligible compensation included in “Salary” and (ii) matching contributions from the Company included in “All Other Compensation”.

(2)

The aggregate balance for our NQDC Plan includes executive deferrals for prior fiscal years. Such deferrals for individuals who were named executive officers for the fiscal years in which the deferrals were made were included as compensation for such individuals in the Summary Compensation Tables in prior proxy statements. For fiscal 2020 amounts, please see footnote (1) above. For fiscal 2019 and fiscal 2018, the total contributions for Mr. Kramer were $12,609 and $16,264, respectively. For fiscal 2019, the total contribution for Mr. Casagrande was $66,259.

We offer the NQDC Plan to a select group of management or highly compensated employees as defined by the Employee Retirement Income Security Act of 1974, as amended, including our named executive officers.

2021 Proxy Statement	|	47

Participants can defer up to 50% of their salary and up to 100% of paid bonus compensation under the NQDC Plan. The Company also makes matching contributions, and this matching contribution for 2020 was 25% of a participant’s elective deferral, up to $2,500. Participants are fully vested in their elective deferrals, and Company matching contributions begin to vest 20% per year after two years of service with us and fully vest after six years of service with us. Aggregate earnings on account balances under this plan are determined based on the performance of the underlying investments available under the NQDC Plan selected by the individual participant. Participants can elect to receive scheduled distributions of their elective deferrals during or following employment, in a lump sum or in installment payments, and may only take distributions of Company contributions following a separation from service.

Potential Payments Upon Termination or Change of Control

The following summaries and table describe and quantify the potential payments and benefits that would have been provided to each of our named executive officers if a termination of employment or a change of control had occurred on December 31, 2020 under our compensation plans and agreements. These summaries are qualified in their entirety by the terms of the severance agreements in place with the named executive officers.

Change of Control / Severance Agreements

The Company has severance agreements with each of Messrs. Kramer and Casagrande and Mses. Boland, Burke Afonso and Bearfield that provide for certain payments and benefits upon a qualifying termination of the executive’s employment and/or a change of control (as such term is defined in the respective agreements).

Termination of Employment Without Cause or for Good Reason Within 24 Months Following a Change of Control. If, within 24 months after a change of control (the “Protection Period”), an executive’s employment is terminated by the Company for any reason other than for cause or death or disability, or the executive terminates his or her employment for good reason (as such terms are defined in the respective agreements), the executive will be entitled to receive (a) any accrued but unpaid salary as of termination and a pro-rated portion of any bonus payable for the fiscal year in which the termination occurs, and (b) subject to the executive’s compliance with restricted covenants contained in the agreement severance pay equal to the executive’s total base salary and cash bonus compensation for the prior two years of the executive’s employment in bi-weekly payments. If the executive elects, in accordance with applicable federal law, to continue his or her participation in the Company’s health plans following termination of employment, the Company will pay the premiums for such participation for 24 months (or until such earlier date as the executive secures other employment), or if the executive’s continued participation in the Company’s group health plans is not possible under the terms of those plans, the Company will provide the executive and his or her dependents substantially similar benefits or pay the executive an amount equal to the full cash value thereof.

Termination of Employment Without Cause or for Good Reason Without a Change of Control. If the Company terminates the executive’s employment without cause or the executive resigns for good reason outside of the Protection Period, in addition to any accrued but unpaid salary and other accrued benefits then due to the executive as of termination, the executive will be entitled to receive bi-weekly severance payments for one year at his or her then current salary rate and a pro-rated portion of other accrued benefits due and any bonus payable for the fiscal year in which the termination occurs.

Termination of Employment Due to Death or Disability. If the executive’s employment terminates due to death or due to the executive becoming disabled, the executive will be entitled to receive accrued but unpaid salary and other accrued benefits then due to the executive as of termination and a pro-rated portion of any bonus payable for the fiscal year in which the termination occurs. Pursuant to the restricted stock agreements, restricted stock will vest as to 100% of the restricted stock on a termination of the executive officer’s employment by reason of death or disability.

Other Termination of Employment. If the executive’s employment is terminated by the Company for cause or the executive voluntarily resigns without good reason, the executive will only be entitled to receive accrued but unpaid salary and any other accrued benefits then due to the executive as of termination.

Change of Control. Pursuant to the severance agreements, immediately prior to a change of control, all unvested options then held by the executive will vest in full. Pursuant to the restricted stock agreements, restricted stock will vest as to 100% of the restricted stock on a change of control.

Restrictive Covenants. Under the terms of their respective severance agreements, each of our named executive officers has agreed to confidentiality obligations during and after employment and to non-competition, non-solicitation, and non-hire obligations during the severance payment period (as such term is defined in the respective agreements).

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The executive’s right to receive severance pay and benefits described above is subject to his or her execution of an effective release of claims in favor of the Company.

The following table summarizes the payments that would have been made to our named executive officers upon the occurrence of a qualifying termination of employment or change of control, assuming that each named executive officer’s termination of employment or a change of control occurred on December 31, 2020 (the last business day of our fiscal year). In the case of a termination of employment by the Company without cause or by the executive for good reason, severance amounts and benefits have been calculated assuming that the termination occurred within and outside the 24-month Protection Period described above. If a termination of employment had occurred on December 31, 2020, severance payments and benefits would have been determined under the executive officer’s severance agreement, as in effect on such date and as described above. Amounts shown do not include (i) accrued but unpaid salary or bonus and vested benefits and (ii) other benefits earned or accrued by the named executive officer during his or her employment that are available to all salaried employees and that do not discriminate in scope, terms or operations in favor of executive officers.

	Termination of Employment Without Cause/ for Good Reason and Change of Control				Termination of Employment Without Cause/for Good Reason and No Change of Control		Termination of Employment Due to Death or Disability		Change of Control
Name	Pro- Rata Bonus ($)	Salary and Bonus Continuation ($)(1)	Medical Benefits Continuation ($) (2)	Accelerated Vesting of Equity Awards ($)(3)(4)	Pro-Rata Bonus ($)	Salary Continuation ($)(1)	Pro-Rata Bonus ($)	Accelerated Vesting of Equity Awards ($)(4)(5)	Accelerated Vesting of Equity Awards ($)(3)(4)
Stephen H. Kramer	348,000	1,742,616	63,351	11,096,399	348,000	480,000	348,000	6,953,919	11,096,399
Elizabeth J. Boland	176,000	1,110,830	43,042	4,208,356	176,000	352,000	176,000	3,016,844	4,208,356
Mary Lou Burke Afonso	157,500	1,065,764	63,351	3,757,967	157,500	315,000	157,500	1,342,606	3,757,967
Maribeth Bearfield	71,000	760,338	19,227	2,112,255	71,000	284,000	71,000	369,831	2,112,255
John G. Casagrande	45,203	637,767	2,248	1,163,270	45,203	258,300	45,203	—	1,163,270

(1)	Reflects approved base salary without the impact of any fiscal 2020 salary forfeitures as discussed elsewhere in this Proxy Statement.
(2)	Based on the cost of health premiums in effect for fiscal 2021.
(3)

Equity awards include unvested stock option awards and restricted stock awards. The amount associated with option awards is calculated by multiplying the number of unvested stock option awards by the difference between the exercise price of the stock options and $172.99, which was the closing stock price on December 31, 2020.

(4)

The amount associated with restricted stock awards is calculated by multiplying the number of restricted stock awards by the difference between $172.99 and the initial purchase price of the restricted stock awards. The purchase price of restricted stock awards granted on January 2, 2018 is equal to 50% of the fair market value of our common stock on the date of grant, or $47.015 per share. The purchase price of restricted stock awards granted on February 23, 2018 is equal to 50% of the fair market value of our common stock on the date of grant, or $48.23 per share. The purchase price of restricted stock awards granted on February 25, 2019 is equal to 50% of the fair market value of our common stock on the date of grant, or $61.22 per share. The purchase price of restricted stock awards granted on February 24, 2020 is equal to 50% of the fair market value of our common stock on the date of grant, or $84.935 per share. Pursuant to the restricted stock agreements, restricted stock will vest as to 100% of the restricted stock on the earliest of the third anniversary of the grant date, a change of control, or the termination of the executive officer’s employment by reason of death or disability (subject to continued service with the Company through the applicable vesting date).

(5)	Includes restricted stock awards only. Option awards do not accelerate on termination of employment by reason of death or disability.

CEO Pay Ratio

We are providing the following information about the ratio of the annual total compensation of Stephen H. Kramer, our Chief Executive Officer and President, to the median of the annual total compensation of all employees (other than our Chief Executive Officer). For the year ended December 31, 2020:

•	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $2,895,627; and

•	the median of the annual total compensation of all employees (other than our Chief Executive Officer) was $20,226 (calculated in the same manner as under the Summary Compensation Table).

This year’s median salary reflects the impact of employee furloughs on our workforce resulting from temporary center closures due to the COVID-19 pandemic. We elected not to annualize the compensation of any employees given the number of furloughs and re-hires experienced in 2020. In prior years, we have annualized the compensation of non-temporary/non-seasonal employees who were new hires or re-hires and did not work for us for the entire calendar year and we may do so again in the future.

Based on this information, the 2020 ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our median employee is estimated to be 143:1. Omitting Mr. Kramer’s 2020 Equity

2021 Proxy Statement	|	49

Choice Plan award, the ratio of our Chief Executive Officer’s $624,923 compensation (consisting of salary and bonus only) to the annual total compensation of our median employee (other than our Chief Executive Officer) is estimated to be 31:1.

We determined the median employee as of December 31, 2020. As of December 31, 2020, our employee population consisted of 26,792 employees, including full-time, part-time, temporary and seasonal employees and all employees added by acquisitions in 2020. Of our total employee population, 17,054 were located in the U.S. (including Puerto Rico), 7,849 were located in the United Kingdom, 1,838 were located in the Netherlands and 51 were located in India. As permitted by SEC rules, we excluded all of our employees located in India who, in the aggregate, represented 0.19% of our total employee population on December 31, 2020. As a result, for purposes of the pay ratio calculation, our employee population consisted of 26,740 employees (not including the Chief Executive Officer).

We utilized fiscal 2020 gross cash compensation as our consistently applied compensation measure to identify the median employee within the above employee population. Gross cash compensation reflects a wide variety of pay items and includes salary/wages (including overtime and vacation pay), bonuses, cash incentives, other benefits and allowances, and any deferred compensation distributions paid in 2020. We excluded the value of stock-based compensation because we do not widely distribute equity awards to all employees. For employees working outside the United States, we converted employee compensation to U.S. dollars using the average exchange rates for fiscal 2020.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our records, the methodology described above and reasonable judgement and assumptions. Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for Bright Horizons.

50	|	Bright Horizons

PROPOSAL 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Company is providing its shareholders with the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers (“say-on-pay”) in accordance with the requirements of Section 14A of the Exchange Act and the related SEC rules. The Compensation Discussion and Analysis included in this Proxy Statement describes our executive compensation program and the compensation of our named executive officers for fiscal 2020.

At our 2020 Annual Meeting of Shareholders, the advisory vote on executive compensation received approximately 92.6% support from shareholders, demonstrating strong support of the Company’s executive compensation program. We intend to hold the next advisory vote to approve the compensation of our named executive officers at our 2022 annual meeting of shareholders and have asked shareholders at this Annual Meeting to vote on the frequency of our say-on-pay vote in Proposal 3 and have recommended shareholders vote, on an advisory basis, to hold future advisory votes on say-on-pay annually. For further information on Proposal 3, please see page 52 of this Proxy Statement.

As described in detail in the Compensation Discussion and Analysis, our compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay partially dependent on the achievement of Company performance targets and individual performance objectives in support of our business strategy and creation of long-term shareholder value. We have a total compensation approach focused on performance-based incentive compensation that seeks to:

•	tie compensation to the achievement of company performance goals;

•	reward individual performance and contribution to our success over the short- and long-term; and

•	align the interests of our executive officers with those of our shareholders through delivering a significant part of our compensation program in the form of equity-based awards.

In addition, as we described in the Compensation Discussion and Analysis and elsewhere in this Proxy Statement, in approving compensation for our named executive officers, the Compensation Committee considers the financial performance of the Company. This year, due to the impact of COVID-19 on the Company’s operations, executive officers were not awarded the 50% of their annual cash bonus tied to corporate performance and officers elected to forgo all or a portion of their salary for five months in fiscal 2020.

In addition, the Company employs a number of compensation and governance practices including (1) majority voting, (2) a clawback policy, (3) caps on annual bonuses tied to Company performance, and (4) stock ownership guidelines for directors, our Chief Executive Officer and our named executive officers.

For the reasons outlined above, the Board is asking shareholders to support this proposal. Although this vote is non-binding, the Compensation Committee and the Board value the views of our shareholders as expressed in their votes. The Compensation Committee will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.

The Board is asking shareholders to cast a non-binding, advisory vote indicating their approval of the compensation paid to our named executive officers by voting “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Vote Required

The affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for the approval with respect to the advisory vote on executive compensation. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2 AND THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF

FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act provides that shareholders must be given the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should seek future non-binding advisory votes to approve the compensation of our named executive officers or “say-on-pay”. We are required to solicit shareholder votes on the frequency of future advisory votes on say-on-pay at least once every six years, although we may seek shareholder input more frequently.

By voting with respect to this Proposal 3, shareholders may indicate whether they would prefer that we conduct future advisory votes on say-on-pay every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this Proposal 3. Our Board has determined that an annual non-binding advisory vote to approve the compensation of our named executive officers will allow our shareholders to provide timely and direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in our proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

Accordingly, our Board is asking shareholders to cast a non-binding, advisory vote on the following resolution at the Annual Meeting and recommends shareholders vote for the option of every “1 YEAR”:

“RESOLVED, that the shareholders approve the submission by the Company of a non-binding, advisory say-on-pay resolution pursuant to Section 14A of the Exchange Act every:

•	1 year;

•	2 years; or

•	3 years”

The Company recognizes that the shareholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on say-on-pay. This vote is advisory and not binding on the Company or our Board. Although non-binding, the Board and the Compensation Committee value the opinion of shareholders and will review the voting results and take them into consideration when making future decisions regarding the frequency of future advisory votes on say-on-pay.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of our Board.

Vote Required

The frequency which receives the highest number of votes cast by the shareholders entitled to vote at the Annual Meeting will be viewed as the advisory vote on this matter. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE OPTION OF EVERY “1 YEAR” AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

52	|	Bright Horizons

AUDIT COMMITTEE MATTERS

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee is responsible for overseeing the quality and integrity of Bright Horizons’ financial statements and financial reporting process and providing independent, objective oversight with respect to the Company’s accounting and financial reporting functions, internal and external audit functions, system of internal controls, ethical compliance, and risk oversight and management, including the Company’s enterprise risk management program and cybersecurity and data privacy risks. The Audit Committee’s scope of responsibilities and functions are described in the “Committees and Committee Composition” section of this Proxy Statement. The Audit Committee operates in accordance with a written charter adopted by the Board and reviewed annually by the Audit Committee, a copy of which is available on the Company’s website, www.brighthorizons.com, in the Investor Relations section under “Corporate Governance—Governance Documents.”

The Audit Committee is composed of three directors, Lawrence M. Alleva, Cathy E. Minehan and Laurel J. Richie, each of whom the Board has determined is independent in accordance with the rules of the SEC and the NYSE. All members are “financially literate” as that term is defined by the listing standards of the NYSE, and the Board has determined that both Mr. Alleva and Ms. Minehan are audit committee financial experts as defined by the rules of the SEC.

The Audit Committee engaged Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the period ending December 31, 2020. This appointment of Deloitte was ratified by the shareholders of the Company at the 2020 Annual Meeting of Shareholders. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor and, at least annually, the Audit Committee reviews and evaluates the performance of the Company’s independent auditor and determines whether to continue to engage the current auditor or to interview another audit firm. Additionally, the Audit Committee is directly involved in selecting the lead engagement audit partner to ensure that the lead engagement partner is appropriately qualified to lead the Bright Horizons audit. Consistent with applicable rules, the lead engagement audit partner rotates every five years. Deloitte has been the Company’s independent registered public accounting firm since 2005.

Company management has primary responsibility for Bright Horizons’ financial statements and the overall financial reporting process, including the Company’s system of internal controls and evaluating the effectiveness of internal control over financial reporting. Deloitte is responsible for (i) performing an audit of the annual financial statements, (ii) expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Bright Horizons in conformity with generally accepted accounting principles and on the effectiveness of Bright Horizons’ internal control over financial reporting, and (iii) issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In discharging its duties, the Audit Committee met nine times during fiscal 2020, acted by written consent once, and regularly met in executive sessions after each committee meeting. The Audit Committee also regularly meets with each of Deloitte, management and representatives of internal audit as well as in committee-only executive sessions.

The Audit Committee met with management of the Company and Deloitte and (a) reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020, (b) reviewed and discussed the quarterly consolidated financial statements, (c) reviewed and discussed the critical audit matter presented in Deloitte’s audit report, and (d) reviewed and discussed with management the Company’s earnings press releases. The Audit Committee discussed with management and Deloitte the critical accounting policies and practices used in the preparation of the Company’s audited financial statements as well as the significant accounting estimates utilized by the Company, the reasonableness of significant judgments, new accounting developments and pronouncements, and the clarity of disclosures in the financial statements. Management has represented to the Audit Committee that the audited financial statements for the year ended December 31, 2020 were prepared in accordance with generally accepted accounting principles and Deloitte audited and expressed an unqualified opinion on the financial statements.

Regularly throughout fiscal year 2020, the Audit Committee reviewed and discussed with internal audit and Deloitte, with and without management present, the Company’s progress in the testing and evaluation of its internal

2021 Proxy Statement	|	53

control over financial reporting and discussed the results of their respective audit examinations and the overall quality of the Company’s financial reporting. Management has provided the Audit Committee with its assessment on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed management’s assessment and Deloitte’s report on the effectiveness of Bright Horizons’ internal control over financial reporting included in the Company’s 2020 Annual Report.

The Audit Committee reviewed with both Deloitte and the Company’s internal auditors each of their audit plans, audit scope, identification of audit risks and the results of their audit efforts. The Audit Committee discussed the Company’s internal audit function’s organization, responsibilities, budget and staffing with the internal auditors, management and Deloitte. The Audit Committee also discussed and reviewed with management and the Company’s internal auditors the Company’s enterprise wide risk assessment as well as cyber and information security generally.

The Audit Committee received the written disclosures and the letter from Deloitte pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board (the “PCAOB”) regarding Deloitte’s communications with the Audit Committee concerning independence and any relationships between Deloitte and Bright Horizons and the potential effects of any disclosed relationships on Deloitte’s independence. The Audit Committee discussed with Deloitte its independence and any relationships with Deloitte that may impact their objectivity and independence, and also considered whether the provision of non-audit services and fees by Deloitte is compatible with independence. Based on these discussions, the Audit Committee is satisfied with Deloitte’s independence. The Audit Committee also received and reviewed a report prepared by Deloitte describing the firm’s internal quality control procedures and any material issues raised by the firm’s most recent internal quality-control review and PCAOB inspection.

The Audit Committee discussed and reviewed with Deloitte the matters required to be communicated by Deloitte to the Audit Committee by Auditing Standards No. 1301, as amended, adopted by the PCAOB, Communication with Audit Committees and, with and without management present, discussed and reviewed the results of Deloitte’s examination of Bright Horizons’ financial statements.

Based on these reviews and discussions with management, the internal auditors and Deloitte referred to above, the Audit Committee recommended to the Board that Bright Horizons’ audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC. The Audit Committee also reviewed and evaluated the performance of Deloitte in 2020 (as further discussed in Proposal 4 of this Proxy Statement) and, as a result, appointed Deloitte as the independent registered public accounting firm for fiscal 2021, which is being presented to Bright Horizons’ shareholders for ratification.

Submitted by the Audit Committee,

Lawrence M. Alleva, Chair

Cathy E. Minehan

Laurel J. Richie

Audit and Other Fees

The aggregate fees that Bright Horizons paid for professional services rendered by Deloitte for the fiscal years ended December 31, 2020 (fiscal 2020) and December 31, 2019 (fiscal 2019) were:

	2020	2019
Audit Fees	$2,359,505	$2,324,930
Audit-Related Fees	—	—
Tax Fees	55,874	3,528
All Other Fees	13,250	15,750

Total	$2,428,629	$2,344,208

•

Audit Fees. Consist of professional services rendered for the audit of our annual audited consolidated financial statements and review of our quarterly financial statements, statutory audit services, advice on accounting matters directly related to the audit and audit services, and assistance with review of documents filed with the SEC, including, but not limited to, Registration Statements on Form S-3 (for fiscal 2020) and Form S-8 (for fiscal 2019).

•	Tax Fees. Consist of aggregate fees for professional services related to domestic and international tax advisory services and India tax compliance and advisory services in fiscal 2020 and 2019.

•	All Other Fees. Consist of a subscription to “Bersin by Deloitte,” for certain licensed content for fiscal 2020 and fiscal 2019.

54	|	Bright Horizons

Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee pre-approves all Deloitte audit services and all permitted non-audit services, including engagement fees and terms, to be provided by the independent auditors. All of the fees and services described above were pre-approved by the Audit Committee. Our policies prohibit Bright Horizons from engaging Deloitte to provide any non-audit services prohibited by applicable SEC rules. In addition, we evaluate whether Bright Horizons’ use of Deloitte for permitted non-audit services is compatible with maintaining Deloitte’s independence and objectivity. After review of the non-audit services provided, we concluded that Deloitte’s provision of these non-audit services, all of which were approved in advance, is compatible with its independence.

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PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. We are asking shareholders to ratify this appointment as we believe the reappointment of Deloitte is in the best interest of the Company and its shareholders. Although shareholder ratification of Deloitte is not required by law, the Board believes it is a good corporate governance practice and advisable to provide shareholders an opportunity to ratify this appointment. In the event that shareholders fail to ratify the appointment of Deloitte, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte are expected to attend the Annual Meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to answer questions from our shareholders.

The Audit Committee is directly responsible for the appointment, compensation (including approval of audit fees), retention and oversight of the independent registered public accounting firm that audits the Company’s financial statements and its internal control over financial reporting. Deloitte has served as our independent auditor since 2005. The Audit Committee annually evaluates our independent auditor and considers the independence, qualifications and performance of the independent auditor in deciding whether to reappoint. In the course of these reviews, the Audit Committee considers, among other things, the length of time Deloitte has served as the Company’s independent auditor, Deloitte’s general reputation for adherence to professional auditing standards, historical and recent performance, recent PCAOB reports on Deloitte, management’s assessment of Deloitte’s performance and quality of service, Deloitte’s staff and its global reach, sufficiency of resources, the engagement team’s knowledge and experience, Deloitte’s capability, ability and expertise in handling the breadth and complexity of our operations and the potential impact to the Company of changing auditors. Such consideration also includes reviewing the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussing with Deloitte their independence as well as their objectivity and professional skepticism.

Additionally, the Audit Committee periodically reviews and evaluates the performance of Deloitte’s lead audit partner and oversees the required rotation of Deloitte’s lead audit partner as required by law. In addition, in order to help ensure auditor independence, the Audit Committee periodically considers whether there should be a rotation of the Company’s independent registered public accounting firm.

We reviewed and evaluated the performance of Deloitte in fiscal 2020 and based on this evaluation the Audit Committee believes that it is in the best interests of Bright Horizons and our shareholders to retain Deloitte as the independent registered public accounting firm for fiscal 2021, which is being presented to Bright Horizons’ shareholders for ratification.

Vote Required

The affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required to ratify Deloitte’s appointment. Abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4, THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

56	|	Bright Horizons

OTHER INFORMATION

Shareholder Proposals for the 2022 Annual Meeting

Our shareholders may submit a proposal to be considered for a vote at our 2022 annual meeting of shareholders. If you wish to submit a proposal for consideration, you should adhere to the following procedures as prescribed in our By-laws and Rule 14a-8 under the Exchange Act (“Rule 14a-8”).

Under Rule 14a-8, a shareholder who intends to present a proposal at the 2022 annual meeting of shareholders and who wishes the proposal to be included in the proxy materials for that meeting must submit the proposal in writing to us so that it is received by our Corporate Secretary no later than December 30, 2021. Please refer to Rule 14a-8 for the requirements that apply to these proposals. Any proposals received after this date will be considered untimely under Rule 14a-8. Written proposals may be mailed to us at Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, MA 02459, Attn: Corporate Secretary.

In addition, a shareholder may nominate a director or present any other proposal at the 2022 annual meeting of shareholders by complying with the requirements set forth in Section 1.2 (Advance Notice of Nominations and Proposals of Business) of our By-laws by providing written notice of the nomination or proposal to our Corporate Secretary no earlier than February 24, 2022 and no later than March 26, 2022. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our By-laws describe the requirements for submitting proposals at the Annual Meeting. The notice must be given in the manner and must include the information and representations required by our By-laws.

2020 Annual Report

Our 2020 Annual Report (without exhibits and information incorporated by reference) is available without charge to each shareholder, upon written request to the Corporate Secretary at our principal executive offices at 2 Wells Avenue, Newton, MA 02459 and is also available under “SEC Filings” in the Investor Relations section of our website, www.brighthorizons.com.

Shareholder Account Maintenance

Our transfer agent is Equiniti Trust Company. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Bright Horizons stock and similar issues, can be handled by calling EQ Shareowner Services toll-free at 800-468-9716 or by accessing Equiniti’s website at ShareownerOnline.com.

Householding of Proxy Materials

Shareholders who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.

We will deliver promptly, upon written or oral request, a separate copy of the Notice, this Proxy Statement and the 2020 Annual Report, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. Please direct such requests to our Corporate Secretary at Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, MA 02459, Attention: Corporate Secretary, or call us at (617) 673-8000.

Shareholders of record may request to begin householding in the future by contacting our Corporate Secretary at the contact details above. Shareholders owning their shares through a bank, broker, or other nominee may request to begin householding by contacting their bank, broker or other nominee.

To discontinue householding, please contact Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.

2021 Proxy Statement	|	57

Other Matters

At the time of mailing of this Proxy Statement, we do not know of any other matter that may come before the Annual Meeting and do not intend to present any other matter. However, if any other matters properly come before the meeting or any adjournment, the persons named as proxies will have discretionary authority to vote the shares represented by the proxies in accordance with their own judgment, including the authority to vote to adjourn the meeting.

Cost of Solicitation

The enclosed proxy is being solicited by the Board and we will bear the cost of solicitation of proxies. Our officers, directors and other employees may, without additional remuneration, assist in soliciting proxies by mail, telephone, e-mail and personal interview. We reserve the right to retain outside agencies for the purpose of soliciting proxies. We may also request brokerage houses, custodians, nominees and fiduciaries to forward copies of proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. If applicable, we will reimburse them for their out-of-pocket expenses in connection with this distribution to beneficial owners of our common stock. We have retained Alliance Advisors, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $11,000, plus reimbursement of expenses and processing fees and charges.

Note Regarding Forward-Looking Statements

This Proxy Statement includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). The following cautionary statements are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and they appear in a number of places throughout this Proxy Statement and include statements regarding our intentions, beliefs or current expectations. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described under “Risk Factors” and elsewhere in our 2020 Annual Report and in our other public filings with the SEC. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those made in or suggested by the forward-looking statements contained in this Proxy Statement. In addition, even if our results are consistent with the forward-looking statements contained in this Proxy Statement, those results or developments may not be indicative of results or developments in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this Proxy Statement speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments, except as required by law.

Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing or submission that we make with the SEC.

58	|	Bright Horizons

BRIGHT HORIZONS FAMILY SOLUTIONS INC. 2 WELLS AVENUE NEWTON, MA 02459 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 23, 2021 for shares held directly and up until 11:59 P.M. Eastern Time on June 21, 2021 for shares held in the Bright Horizons 401(k) Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BFAM2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 23, 2021 for shares held directly and up until 11:59 P.M. Eastern Time on June 21, 2021 for shares held in the Bright Horizons 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received before the Annual Meeting in order for your vote to be counted. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D47995-P56083-Z79870 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BRIGHT HORIZONS FAMILY SOLUTIONS INC. The Board of Directors recommends you vote FOR all the listed director nominees: 1. Election of four Class II directors each for a term of three years: For Against Abstain Nominees: 1a. Julie Atkinson 1b. Jordan Hitch 1c. Laurel J. Richie 1d. Mary Ann Tocio The Board of Directors recommends you vote FOR proposal 2: For Against Abstain 2. To approve, on an advisory basis, the compensation paid by the Company to its Named Executive Officers. The Board of Directors recommends you vote 1 YEAR on proposal 3: 1 Year 2 Years 3 Years Abstain 3. To approve, on an advisory basis, the frequency of future advisory votes to approve the compensation paid by the Company to its Named Executive Officers. The Board of Directors recommends you vote FOR proposal 4: For Against Abstain 4. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021. NOTE: In their discretion, the proxies will consider and vote on any other business properly brought before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Bright Horizons Family Solutions Inc. 2021 Annual Meeting of Shareholders Thursday, June 24, 2021 8:00 A.M. (Eastern Time) www.virtualshareholdermeeting.com/BFAM2021 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10-K, Notice and Proxy Statement are available at www.proxyvote.com. D47996-P56083-Z79870 BRIGHT HORIZONS FAMILY SOLUTIONS INC. Annual Meeting of Shareholders June 24, 2021 8:00 A.M. (Eastern Time) This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Stephen H. Kramer, John G. Casagrande and Elizabeth J. Boland, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIGHT HORIZONS FAMILY SOLUTIONS INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/BFAM2021 on Thursday, June 24, 2021 at 8:00 A.M. (Eastern Time), and any adjournment or postponement thereof. Shareholders of record at the close of business on April 26, 2021 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof. If the undersigned is a participant in the Bright Horizons 401(k) Plan and has common stock allocated to a plan account, the undersigned hereby instructs the trustee of the plan to vote all such shares of common stock in accordance with the instructions on the reverse side of this ballot (or if no instructions are provided, then in accordance with the recommendations of the Board of Directors) at the Annual Meeting and at any adjournment or postponement thereof. If timely instructions are not received by the trustee, the trustee will vote all such shares of stock at the Annual Meeting and any adjournment or postponement thereof in the same proportion as shares for which voting instructions were received under the plan. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The proxies are hereby authorized to vote, in their discretion and to the extent permitted by applicable law or rule, on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors recommends a vote FOR the election of all director nominees, FOR proposals 2 and 4, and for 1 YEAR for proposal 3. Continued and to be signed on reverse side